                                                                     EXHIBIT 4.8

                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of


                                  June 27, 2002


                           Lyondell Chemical Company,
                                    Borrower


                            The Lenders Party Hereto


                              JPMorgan Chase Bank,
                              Administrative Agent


                              Bank of America, N.A.
                               and Citibank, N.A.,
                              Co-Syndication Agents


                                Societe Generale
                              and UBS Warburg LLC,
                             Co-Documentation Agents


                         ------------------------------


                           J.P. Morgan Securities Inc.
                       and Banc of America Securities LLC,
                   Joint Lead Arrangers and Joint Bookrunners

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                                TABLE OF CONTENTS
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                                                                                              PAGE
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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions.....................................................................  1
Section 1.02.  Accounting Terms and Determinations............................................. 32
Section 1.03.  Classes and Types of Loans and Borrowings....................................... 33
Section 1.04.  Other Definitional Provisions................................................... 33

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Facilities...................................................................... 34
Section 2.02.  Notice of Borrowing............................................................. 34
Section 2.03.  Notice to Lenders; Funding of Loans............................................. 34
Section 2.04.  Maturity of Loans; Mandatory Prepayments........................................ 35
Section 2.05.  Interest Rates.................................................................. 38
Section 2.06.  Method of Electing Interest Rates............................................... 39
Section 2.07.  Fees............................................................................ 41
Section 2.08.  Termination or Reduction of Commitments......................................... 41
Section 2.09.  Optional Prepayments............................................................ 42
Section 2.10.  General Provisions as to Payments............................................... 43
Section 2.11.  Funding Losses.................................................................. 43
Section 2.12.  Computation of Interest and Fees................................................ 44
Section 2.13.  Notes........................................................................... 44
Section 2.14.  Registry........................................................................ 44
Section 2.15.  Regulation D Compensation....................................................... 45
Section 2.16.  Letters of Credit............................................................... 45
Section 2.17.  Swing Loans..................................................................... 50
Section 2.18.  Stop Issuance Notice............................................................ 52

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Restatement Date................................................................ 53
Section 3.02.  Effect of Amendment and Restatement............................................. 54
Section 3.03.  Borrowings and Issuances of Letters of Credit................................... 54
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
                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power................................................... 55
Section 4.02.  Corporate and Governmental Authorization; No Contravention...................... 55
Section 4.03.  Binding Effect; Liens Enforceable............................................... 55
Section 4.04.  Financial Information........................................................... 56
Section 4.05.  Litigation...................................................................... 57
Section 4.06.  Compliance with Laws............................................................ 57
Section 4.07.  Environmental Matters........................................................... 57
Section 4.08.  Taxes........................................................................... 58
Section 4.09.  Subsidiaries.................................................................... 58
Section 4.10.  No Regulatory Restrictions on Borrowing......................................... 58
Section 4.11.  Full Disclosure................................................................. 58

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information..................................................................... 59
Section 5.02.  Payment of Obligations.......................................................... 62
Section 5.03.  Maintenance of Property; Insurance.............................................. 62
Section 5.04.  Conduct of Business and Maintenance of Existence................................ 62
Section 5.05.  Compliance with Laws............................................................ 62
Section 5.06.  Inspection of Property, Books and Records....................................... 63
Section 5.07.  Mergers and Sales of Assets..................................................... 63
Section 5.08.  Use of Proceeds................................................................. 63
Section 5.09.  Negative Pledge................................................................. 63
Section 5.10.  Limitation on Subsidiary Debt................................................... 65
Section 5.11.  Adjusted Debt to Adjusted EBITDA................................................ 66
Section 5.12.  Fixed Charge Coverage Ratio..................................................... 66
Section 5.13.  Minimum Consolidated Net Worth.................................................. 67
Section 5.14.  Lease Payments.................................................................. 67
Section 5.15.  Restricted Payments; Optional Prepayments....................................... 67
Section 5.16.  Investments; Business Acquisitions.............................................. 68
Section 5.17.  Transactions with Affiliates.................................................... 68
Section 5.18.  Limitation on Restrictions Affecting Subsidiaries............................... 68
Section 5.19.  Further Assurances.............................................................. 69
Section 5.20.  Restrictions on Borrower Joint Ventures......................................... 71
Section 5.21.  Issuance of Equity Securities................................................... 72
Section 5.22.  Major Asset Sales............................................................... 72
Section 5.23.  Capital Expenditures............................................................ 75

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Default............................................................... 75
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
Section 6.02.  Notice of Default............................................................... 78
Section 6.03.  Cash Cover...................................................................... 79

                                    ARTICLE 7
                                   THE AGENTS

Section 7.01.  Appointment and Authorization................................................... 79
Section 7.02.  Agents and Affiliates........................................................... 79
Section 7.03.  Action by the Administrative Agent.............................................. 79
Section 7.04.  Consultation with Experts....................................................... 79
Section 7.05.  Liability of Agents............................................................. 79
Section 7.06.  Indemnification................................................................. 80
Section 7.07.  Credit Decision................................................................. 80
Section 7.08.  Successor Administrative Agents................................................. 80
Section 7.09.  Administrative Agent's Fees..................................................... 81
Section 7.10.  Co-Syndication Agents, Co-Documentation Agents and Arrangers.................... 81

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................ 81
Section 8.02.  Illegality...................................................................... 82
Section 8.03.  Increased Cost and Reduced Return............................................... 82
Section 8.04.  Taxes........................................................................... 84
Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar Loans...................... 86
Section 8.06.  Substitution of Bank............................................................ 86

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  Notices......................................................................... 87
Section 9.02.  No Waivers...................................................................... 87
Section 9.03.  Expenses; Indemnification....................................................... 88
Section 9.04.  Set-Offs........................................................................ 88
Section 9.05.  Amendments and Waivers.......................................................... 89
Section 9.06.  Successors; Participations and Assignments...................................... 90
Section 9.07.  Designated Lenders.............................................................. 92
Section 9.08.  No Reliance on Margin Stock..................................................... 93
Section 9.09.  Governing Law; Submission to Jurisdiction....................................... 94
Section 9.10.  Counterparts; Effectiveness..................................................... 94
Section 9.11.  WAIVER OF JURY TRIAL............................................................ 94
Section 9.12.  ERISA Matters................................................................... 94
Section 9.13.  Confidentiality................................................................. 96
Section 9.14.  Waiver.......................................................................... 96
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COMMITMENT SCHEDULE
TERM LOAN SCHEDULE
PRICING SCHEDULE

SCHEDULE 1.01   C     Existing Collateral Documents
SCHEDULE 4.09   C     Subsidiaries
SCHEDULE 5.20   C     Existing Joint Venture Agreements
EXHIBIT A       C     Note
EXHIBIT B       C     Opinion of Counsel for Borrower
EXHIBIT C       C     Opinion of Deputy General Counsel of Borrower
EXHIBIT D       C     Form of Assignment and Assumption Agreement
EXHIBIT E       C     Form of Designation Agreement

                                       iv

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     AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 27, 2002 among
LYONDELL CHEMICAL COMPANY, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent, BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents and SOCIETE GENERALE and UBS WARBURG LLC, as Co-Documentation Agents.

                                     RECITAL

     The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article 1) has heretofore entered into a Credit Agreement dated as of July 28, 1998 with the lenders and agents party thereto (as amended as of April 1, 1999, as amended and restated as of April 16, 1999, and as amended as of February 3, 2000, September 22, 2000, March 27, 2001 and September 26, 2001, the "Original Credit Agreement"). The Borrower desires to enter into this Amended Agreement to amend and restate the Original Credit Agreement. The Lenders are willing to amend and restate the Original Credit Agreement and to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Accepting Term Lender" has the meaning set forth in Section 2.04(e)(iii).

     "Acquiring Person" has the meaning set forth in Section 5.22.

     "Acquisition" means the acquisition by the Borrower, directly or indirectly, of ARCO Chemical.

     "Additional JV Debt" means Debt incurred by Equistar, LCR or LMC after the Closing Date in connection with the admission into such Borrower Joint Venture of a new partner or member, as the case may be; provided that, at the time such Debt is incurred, such Borrower Joint Venture's ratio of Debt to EBITDA, calculated on a pro forma basis (without giving effect to anticipated expense reductions or other synergies) for its then most recent fiscal year for which financial statements are available, does not exceed 2.25:1.00.

     "Adjusted Debt" means, at any date, the difference of (i) the Debt of the Non-JV Group at such date (exclusive of (A) the Lyondell-Equistar Debt and

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(B) Loans required to be prepaid pursuant to Section 2.04, if and to the extent that cash available for payment thereof is held in an escrow account established with the Administrative Agent) minus (ii) the amount of cash reflected on the balance sheet of the Non-JV Group at such date in an amount not to exceed the Maximum Cash Adjustment Amount.

     "Adjusted EBITDA" means, for any period, the sum of (i) the EBITDA of the Non-JV Group for such period, adjusted to exclude the effect of one time charges incurred subsequent to June 30, 2001 in connection with (A) the Acquisition and subsequent Asset Sales (other than a TDI Sale) in an aggregate amount not exceeding $62,000,000, (B) a TDI Sale and (C) the TDI Restructuring in an amount not exceeding $80,000,000, plus (ii) the Distributable Cash Flow of all Borrower Joint Ventures and non-wholly owned Subject Assets Transferees for such period.

     "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Lenders under the Loan Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, (iii) any Borrower Joint Venture or (iv) any Person (other than the Borrower or a Subsidiary) holding a direct or indirect equity interest in any Borrower Joint Venture. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. No director or officer of the Borrower shall be considered an Affiliate solely by virtue of holding such position.

     "Agents" means the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents, and "Agent" means any of them as the context may require.

     "Agreement" means the Original Credit Agreement, as amended by this Amended Agreement and as the same may be further amended from time to time.

     "Amended Agreement" means this Amended and Restated Credit Agreement dated as of June 27, 2002.

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     "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Applicable Margin" means, with respect to Loans of any Type and any Class at any time, the percentage rate per annum set forth in the Pricing Schedule as the Margin with respect to Loans of such Type and Class which is applicable at such time; provided that the Applicable Margin on any date shall be the sum of the percentage so determined plus 2.00%, if on such date (i) an Event of Default exists and (ii) except in the case of an Event of Default under Section 6.01(a) or 6.01(b), the Administrative Agent shall have notified the Borrower at the request of the Required Lenders that this proviso shall be applicable.

     "Applicable Term Loans Prepayment Fee Percentage" means (i) on any date from the date hereof to but excluding May 17, 2003, 2% and (ii) on any date from and including May 17, 2003 to and including the May 17, 2004, 1%.

     "ARCO Chemical" means Lyondell Chemical Worldwide, Inc., a Delaware corporation (formerly named ARCO Chemical Company).

     "Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, including any Major Asset Sale but excluding (i) dispositions of inventory or equipment in the ordinary course of business, (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement (including Restricted Payments permitted by Section 5.15), (iii) dispositions to the Borrower or a Subsidiary of the Borrower, (iv) dispositions constituting mergers or consolidations permitted by Section 5.07, (v) dispositions constituting Investments permitted by Section 5.16 (except as provided below) and (v) dispositions constituting Liens permitted by Section 5.09. For avoidance of doubt, a Securitization Transaction constitutes an Asset Sale and does not, in itself, give rise to an obligation secured by a Lien on an asset of the Borrower or a Subsidiary. To the extent that, in connection with (x) an Investment by the Borrower or a Subsidiary in a Borrower Joint Venture or (y) a reduction in the proportionate interest of the Borrower or a Subsidiary in a Borrower Joint Venture as contemplated by Section 5.19(d)(ii), the Borrower or a Subsidiary receives Net Cash Proceeds (determined as if such transaction were an Asset
Sale), then such transaction shall be treated as an Asset Sale to the extent of such Net Cash Proceeds.

     "Asset Sale Lien" has the meaning set forth in Section 5.22.

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     "Assignee" has the meaning set forth in Section 9.06(c).

     "Available Cash Flow" means, for any Person for any fiscal period, the sum of (i) the Net Income of such Person for such period plus (ii) to the extent deducted in determining such Net Income for such period, depreciation, amortization and other noncash charges plus (iii) any increase (or minus any decrease) during such period in the deferred tax liabilities of such Person plus
(iv) any decrease (or minus any increase) in the Net Working Investment of such Person between the beginning and end of such period minus (v) the capital expenditures of such Person for such period (except to the extent financed with the proceeds of Debt of such Person) minus (vi) to the extent reflected in Consolidated Net Income, Major Casualty Proceeds to the extent Borrower has committed to expend or has expended such Major Casualty Proceeds in accordance with the proviso of the Reduction Event definition; provided that, for the purposes of clause (v) above only, "capital expenditures" shall (x) include (without duplication) Investments made in the PO-11 JV or the PO-12 JV during such fiscal year to finance capital expenditures of such Borrower Joint Ventures and (y) exclude expenditures funded by proceeds of property and casualty insurance or any award or other compensation with respect to any condemnations of property (or any transfer or disposition of property in lieu of condemnation) and related insurance deductibles to the extent such insurance, award, or other compensation is not reflected in Net Income.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest based on the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.06(a) or Article 8.

     "Borrower" means Lyondell Chemical Company (formerly named Lyondell Petrochemical Company), a Delaware corporation, and its successors.

     "Borrower Joint Ventures" means Equistar, LCR and any Future Joint Venture, and "Borrower Joint Venture" means any of them, as the context may require.

     "Borrower Pledge Agreement" means a Pledge Agreement dated as of the Closing Date between the Borrower and the Administrative Agent.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Business Acquisition" means (i) an Investment by the Borrower or any of its Subsidiaries in any other Person (other than the Borrower or any of its Subsidiaries) (including an Investment by way of acquisition of securities of any

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other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or
(ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person.

     "Capital Expenditures" means, for any Person for any fiscal period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in a statement of cash flows of such Person for such period; provided that "Capital Expenditures" shall exclude (i) expenditures required, mandated or necessary to comply with the laws, rules, regulations or other requirements of any governmental authority and (ii) expenditures of property and casualty insurance or any award or other compensation with respect to any condemnations of property (or any transfer or disposition of property in lieu of condemnation) and related insurance deductibles; and provided further that "Capital Expenditures" shall include (without duplication) Investments made in the PO-11 JV or the PO-12 JV during such fiscal year to finance Capital Expenditures of such Borrower Joint Ventures.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

     "Change of Control" shall occur if (i) any Person or group (within the meaning of Section 13 or 14 of the Exchange Act) of Persons (other than Millennium Chemicals Inc., Occidental Chemical Corp. and/or their affiliates) shall have acquired Voting Control of 20% or more of the outstanding shares of common stock of the Borrower; or (ii) Continuing Directors shall cease to constitute a majority of the Borrower's board of directors.

     "Class" has the meaning set forth in Section 1.03.

     "Closing Date" means July 28, 1998.

     "Co-Documentation Agents" means Societe Generale and UBS Warburg LLC, each in its capacity as documentation agent in respect of the Loan Documents.

     "Co-Syndication Agents" means Bank of America, N.A. and Citibank, N.A., each in its capacity as syndication agent in respect of the Loan Documents.

     "Collateral" means the collateral purported to be subject to the Liens of the Collateral Documents.

     "Collateral Documents" means the Existing Collateral Documents, and any additional security agreements or pledge agreements required to be delivered pursuant to the Loan Documents to secure the obligations of the Obligors under the Loan Documents and the Senior Notes and, to the extent provided therein, the obligations of the Borrower under the PBGC Settlement Agreement and the Existing ARCO Chemical Debt, and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

     "Commitment" means any Revolving Commitment, or Swing Loan Commitment, and "Commitments" means any or all of the foregoing, as the context may require.

     "Commitment Fee Rate" has the meaning set forth in the Pricing Schedule.

     "Commitment Schedule" means the Schedule attached hereto and identified as such.

     The "Compliance Test" is satisfied at any date if, and only if, at such date (i) the ratio of Adjusted Debt at the date of the then most recent annual or quarterly consolidated financial statements of the Borrower furnished to the Administrative Agent pursuant to Section 5.01 (the date of such financial statements being referred to as the "determination date") to Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on the determination date does not exceed 5.00 and (ii) the Fixed Charge Coverage Ratio at the determination date is not less than 2.50.

     "Consolidated Assets" means, at any date, the consolidated assets of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

     "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of one time charges incurred in connection with the Acquisition and subsequent Asset Sales in an aggregate amount not exceeding $250,000,000.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date, adjusted to exclude the effect of (i) one time charges incurred in connection with the Acquisition and subsequent Asset Sales in an aggregate amount not exceeding $250,000,000 and (ii) any change subsequent to December 31, 1998 in the cumulative foreign currency translation adjustment.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in

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its consolidated financial statements if such statements were prepared as of such date.

     "Continuing Directors" means (i) directors of the Borrower on the date hereof and (ii) individuals who were recommended for election or elected to become directors of the Borrower by a majority of the Continuing Directors then in office.

     "Controlling Person" has the meaning set forth in the definition of "Affiliate".

     "Credit Exposure" means, with respect to any Lender at any time, the sum of
(i) such Lender's Revolving Commitment at such time or, if its Revolving Commitment shall have been terminated, the amount of such Lender's Revolving Outstandings at such time plus (ii) the aggregate outstanding principal amount of such Lender's Term Loans at such time.

     "Debt" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable, accrued expenses and deferred compensation and other pension, benefit and welfare expenses, in each case arising in the ordinary course of business) if and to the extent the foregoing would appear as a liability on a balance sheet of such Person in accordance with GAAP, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, solely for purposes of Section 5.09, all contingent obligations, which contingent obligations shall for such purposes be deemed to be in an outstanding principal amount equal to the maximum contingent amount thereof) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all capital stock of such Person which is subject to redemption otherwise than at the sole option of such Person at any time prior to the date 12 months after the latest Maturity Date; (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause (vii), if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of (A) the greater of (x) the book value of such asset or (y) the fair market value of such asset or (B) the amount of such Debt and (viii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby). For avoidance of doubt, Debt does not include an Equity Equivalent or a Securitization Transaction.

     "Debt Incurrence" means the issuance for cash proceeds by the Borrower or any of its Subsidiaries of any debt security having a maturity in excess of one year, other than any such issuance (i) to the Borrower or a Subsidiary or (ii) pursuant to a Working Capital Facility.

     "Departing Lender" has the meaning set forth in Section 3.02.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Term Lender Unscheduled Prepayment Date" has the meaning set forth in Section 2.04(e)(ii).

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Lender" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.07(a).

     "Distributable Cash Flow" means with respect to any Borrower Joint Venture or non-wholly owned Subject Assets Transferee for any period, an amount equal to the lesser of "A" or "B" where:

          "A" equals the greater of (i) zero and (ii) the Borrower's direct and/or indirect share of the cash from operations (as defined in accordance with GAAP and adjusted to exclude the effect of any extraordinary gain or loss) of such Person for such period minus the Borrower's direct and/or indirect share of the gross capital expenditures of such Person for such period; and

          "B" equals the greater of (i) zero and (ii) cash distributions by such Person to the Borrower or a JV Subsidiary during such period (including repayment of loans made to such Person to finance capital expenditures) net of equity investments and loans made by the Borrower or a Subsidiary in or to such Person during such period to finance capital expenditures.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EBITDA" means, for any Person for any period, the Net Income of such Person for such period plus, to the extent deducted in determining such Net Income, interest expense, income tax expense and depreciation, amortization and other similar non-cash charges.

     "EBITDA Product" has the meaning set forth in Section 5.19(d)(ii).

     "Eligible Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

     "Environmental Laws" means any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement, whether now or hereafter in effect, relating to human health and safety, the environment or the protection of the environment.

     "Environmental Liabilities" means any and all liabilities of the Borrower and its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to matters covered by Environmental Laws.

     "Equistar" means Equistar Chemicals, LP, a Delaware limited partnership and a joint venture among the Borrower and, at the date hereof, Millennium Chemicals Inc. and Occidental Chemical Corp. in which the Borrower holds at the date hereof a 41% indirect equity interest.

     "Equistar Partnership Agreement" means the Limited Partnership Agreement of Equistar dated October 10, 1997.

     "Equity Equivalent" means (i) any equity securities of a special purpose Subsidiary of the Borrower, whose only assets consist of the proceeds of such issuance and a debt obligation of the Borrower which matures more than one year after the latest Maturity Date and is subordinated in right of payment to the Loans on terms satisfactory to the Administrative Agent and (ii) any other equity-like securities the form and substance of which are reasonably acceptable to the Administrative Agent.

     "Equity Issuance" means any issuance of (a) equity securities (including any preferred equity securities) by the Borrower, other than (i) equity securities issued to a Subsidiary, (ii) equity securities issued pursuant to employee benefit and/or dividend reinvestment plans in the ordinary course of business and (iii) equity securities issued as consideration for a Business Acquisition (including any equity securities issued in the transactions described in clauses (ii) and (iii) of the definition of Specified Business Acquisitions) or (b) an Equity Equivalent.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Loan which bears interest based on the London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Events of Default" has the meaning set forth in Section 6.01.

     "Excess Cash Flow" means, for any period, the excess (if any) of:

     (a) the sum of (i) the Available Cash Flow for the Non-JV Group for such fiscal period, (ii) the Distributable Cash Flow of all Borrower Joint Ventures for such period plus (iii) the amount of cash extraordinary or other non-recurring gains of the Non-JV Group during such period; over

     (b) the sum of (i) Regular Preferred Stock Payments for such period, (ii) the scheduled amortization of long-term Debt of the Non-JV Group during such period and (iii) dividends paid on the Borrower's common stock during such period.

     The calculation of Excess Cash Flow shall be adjusted, to the extent necessary, to avoid (x) duplication of amounts of mandatory prepayments pursuant to Section 2.04(c) and (y) duplication of reductions in Excess Cash Flow on account of capital expenditures of the PO-11 JV and PO-12 JV financed with capital contributions made by the Borrower and its Consolidated Subsidiaries and deducted (but for this clause (y)) in the determination of both Available Cash Flow and Distributable Cash Flow.

     "Excess Cash Flow Prepayment Amount" means, for any period, (i) 50% of Excess Cash Flow for such period minus (ii) the aggregate principal amount of Term Loans prepaid during such period pursuant to Section 2.09 (exclusive of the portion thereof credited against scheduled amortization in forward order of maturity) and the aggregate principal amount of the Senior Notes prepaid during such period pursuant to Section 5.15(b)(v).

     "Excluded Taxes" has the meaning set forth in Section 8.04(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing ARCO Chemical Debt" means (i) the 9.375% Debentures Due 2005, the 10.25% Debentures Due 2010 and the 9.8% Debentures Due 2020, all issued by ARCO Chemical pursuant to the Indenture dated June 15, 1988 among ARCO Chemical and The Bank of New York, as Trustee, (ii) other Debt disclosed in the consolidated balance sheet of ARCO Chemical set forth in ARCO Chemical's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998, and (iii) other Debt outstanding on the Closing Date incurred subsequent to March 31, 1998 in the ordinary course of business consistent with past practice.

     "Existing Borrower Debt" means (i) the 6.5% Notes Due 2006 and 7.55% Notes Due 2026, each issued by the Borrower pursuant to an Indenture dated as of January 29,1996 between the Borrower and Texas Commerce Bank National Association, as trustee, as supplemented by the First Supplemental

Indenture dated as of February 15, 1996 and the Second Supplemental Indenture dated as of December 1, 1997; (ii) Debt under the Medium Term Notes (clauses (i) and (ii) of this paragraph, describing certain Debt with respect to which, as between the Borrower and Equistar, Equistar is the obligor and the Borrower is a guarantor, the "Lyondell-Equistar Debt"); (iii) Debt in an amount not in excess of $20,000,000 under certain uncommitted lines of credit existing on the Restatement Date; (iv) the Senior Notes issued prior to the Restatement Date under the Senior Secured Note Indentures; (v) the Senior Subordinated Notes issued prior to the Restatement Date; (vi) other Debt disclosed in the consolidated balance sheet of the Borrower set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, and (vii) other Debt outstanding on the Restatement Date incurred subsequent to March 31, 2002 in the ordinary course of business consistent with past practice.

     "Existing Collateral Documents" means the instruments identified in
Schedule 1.01.

     "Existing Debt" means (i) the Existing Borrower Debt, (ii) the Existing Equistar Debt, (iii) the Existing LCR Debt and (iv) the Existing ARCO Chemical Debt.

     "Existing Equistar Debt" means (i) Debt under the $800,000,000 Amended and Restated Credit Agreement dated as of August 24, 2001 among Equistar, the lenders party thereto, Bank of America, N.A., as Servicing Agent and Administrative Agent, and JPMorgan Chase Bank, as Administrative Agent, and Citicorp USA, Inc. and Credit Suisse First Boston, as Co-Syndication Agents;
(ii) the Lyondell-Equistar Debt; (iii) the 10 1/8% Notes Due 2008 issued by Equistar pursuant to an Indenture dated as of August 24, 2001; (iv) the 8.75% Notes Due 2009 and the 8.5% Notes Due 2004, each issued by Equistar pursuant to an Indenture dated as of January 15, 1999; (v) other Debt disclosed in the balance sheet of Equistar set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002; and (vi) other Debt outstanding on the Restatement Date incurred subsequent to March 31, 2002 in the ordinary course of business consistent with past practice.

     "Existing LCR Debt" means (i) Debt under the $70,000,000 Revolving Credit Agreement dated as of July 20, 2001 among LCR, the lenders party thereto and Credit Suisse First Boston, as Administrative Agent; (ii) Debt under the $450,000,000 Credit Agreement dated as of July 20, 2001 among LCR, the lenders party thereto Credit Suisse First Boston, as Administrative Agent; (iii) other Debt disclosed in the balance sheet of LCR set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, and (iv) other Debt outstanding on the Restatement Date incurred subsequent to March 31, 2002 in the ordinary course of business consistent with past practice.

     "Existing Letters of Credit" shall mean the letters of credit issued under the Original Credit Agreement and outstanding on the Restatement Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day for such transactions by Federal funds brokers of recognized standing, as determined by the Administrative Agent.

     "Fiscal Quarter" means a fiscal quarter of the Borrower.

     "Fiscal Year" means a fiscal year of the Borrower.

     "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) the sum of (A) Adjusted EBITDA plus (B) the rental expense of the Non-JV Group, in each case for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date to (ii) the sum of (A) the interest expense of the Non-JV Group for such period plus (B) the rental expense of the Non-JV Group for such period plus (C) Regular Preferred Stock Payments for such period.

     "Fixed Rate Loan" means a Euro-Dollar Loan or a Swing Loan.

     "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction, and conducting substantially all its operations, outside the United States.

     "Future Joint Venture" means any joint venture (i) in which the Borrower acquires a direct or indirect equity interest after the Closing Date and (ii) which is accounted for by the Borrower on the equity method.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders.

     "General Partner" means a Subsidiary of the Borrower or any of its Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Borrower Joint Venture.

     "Group of Loans" means at any time a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements (other than, in the case of the Borrower or a Subsidiary of the Borrower, with respect to the obligations of a Borrower Joint Venture, solely by virtue of a Subsidiary of the Borrower being the General Partner of such Borrower Joint Venture if, as of the date of determination, no payment on such Debt or other obligation has been made by such General Partner of such Borrower Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Borrower), by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or other obligation or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, regulated under Environmental Laws.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Information Memorandum" means the confidential information memorandum dated June 2002 furnished to the Lenders in connection with the syndication of the credit facilities established under this Amended Agreement.

     "Interest Period" means (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months (or, if corresponding funding is available to each Lender, nine or twelve months) thereafter, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

          (c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Credit Termination Date; and

          (d) no Interest Period applicable to any Term Loan shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans and Euro-Dollar Loans having Interest Periods which end on or prior to such date equals or exceeds the amount of such principal payment.

     (2) with respect to each Swing Loan, the period commencing on the date of borrowing specified in the applicable Notice of Swing Loan Borrowing or on the last day of the next preceding Interest Period applicable thereto and ending one week thereafter; provided that;

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) no Interest Period for any Swing Loan shall extend beyond the Swing Loan Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of purchase of equity securities, capital contribution (in cash, property or services), loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "Issuing Bank" means JPMorgan Chase Bank and any other Revolving Lender that may agree to issue letters of credit hereunder, in each case as issuer of a letter of credit hereunder.

     "JV Subsidiaries" means Lyondell Petrochemical G.P. Inc., Lyondell Petrochemical L.P. Inc., Lyondell Refining Company, Lyondell Refining LP, LLC and each other Subsidiary of the Borrower that, at any time, directly holds an equity interest in any Borrower Joint Venture, and "JV Subsidiary" means any of the foregoing, as the context may require.

     "JV Subsidiary Security Agreement" means a Security Agreement dated as of the Closing Date entered into by each JV Subsidiary in favor of the Administrative Agent (or, for purposes of Section 5.19(d), a security agreement in substantially that form).

     "LCR" means LYONDELL-CITGO Refining LP, a Delaware limited partnership (and as of the date hereof a joint venture between the Borrower and CITGO Petroleum Corporation) in which the Borrower holds at the date hereof 58.75% indirect equity interest, the successor to LYONDELL-CITGO Refining Company, Ltd., a Texas limited liability company.

     "LCR Partnership Agreement" means the Limited Partnership Agreement of LCR dated December 31, 1998.

     "LCR Recapitalization" means the refinancing of certain Existing LCR Debt and the distribution of a portion of the proceeds of the foregoing to the Borrower.

     "Lender" means (i) each lender listed on the Commitment Schedule or on the Term Loan Schedule, (ii) each Assignee which becomes a Lender pursuant to
Section 9.06(c) and (iii) their respective successors.

     "Lender Parties" means the Lenders and the Agents.

     "Letter of Credit" means a letter of credit issued or to be issued hereunder by an Issuing Bank (including an Existing Letter of Credit).

     "Letter of Credit Liabilities" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the aggregate amount then owing by the Borrower in respect of amounts drawn under Letters of Credit and
(y) the aggregate amount then available for drawing under all Letters of Credit.

     "Letter of Credit Termination Date" means the tenth Domestic Business Day prior to the Revolving Credit Termination Date.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LMC" means Lyondell Methanol Company, L.P., a Texas limited partnership in which the Borrower holds at the date hereof a 100% indirect equity interest.

     "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Swing Loan and "Loans" means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Loan Documents" means this Agreement, the Notes, the Subsidiary Guarantee and the Collateral Documents.

     "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(b).

     "Lyondell TDI" means Lyondell Chimie France TDI, a French limited partnership and a wholly-owned Subsidiary of the Borrower.

     "Lyondell-Equistar Debt" has the meaning set forth in the definition of "Existing Borrower Debt".

     "Major Asset Sale" has the meaning set forth in Section 5.22.

     "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower or any of its Subsidiaries under any Property Insurance Policy or (ii) any award or other cash compensation with respect to any one or more related condemnations of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries if the amount of such aggregate insurance proceeds or award or other cash compensation exceeds $10,000,000.

     "Mandatory Prepayment Release Date" means the first date on which the Borrower has Senior Debt Ratings at or above the level of Baa3 by Moody's and BBB- by S&P.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Material Adverse Effect" means (i) any material adverse effect upon the financial condition, results of operations, assets or business of the Borrower and its Subsidiaries, taken as a whole (other than general economic conditions affecting the petrochemical industry as a whole); (ii) a material adverse effect on the ability of the Obligors as a whole to perform their obligations under the Loan Documents or (iii) any material adverse effect on the rights and remedies of the Agents and the Lenders under this Agreement, the Notes and the other Loan Documents.

     "Material Debt" means Debt (other than the Loans and Reimbursement Obligations) of the Borrower and/or one or more of its Subsidiaries (including for this purpose the Borrower Joint Ventures, but excluding LCR so long as LCR is not at the time a "Significant Subsidiary" for purposes of the instruments governing the Senior Notes or the Senior Subordinated Notes), arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Maturity Date" means, (i) with respect to Revolving Loans, the Revolving Credit Termination Date, (ii) with respect to Swing Loans, the Swing Loan Termination Date and (iii) with respect to Term Loans, May 17, 2006.

     "Maximum Cash Adjustment Amount" means an amount equal to the difference of
(i) the cash proceeds received by the Borrower from the issuance and sale of the Series D Senior Secured Notes minus (ii) the sum of (A) the aggregate principal amount of Term Loans prepaid on the Restatement Date plus (B) any fees, costs and expenses reasonably incurred by the Borrower in respect of this Amended Agreement and the Series D Senior Secured Notes.

     "Medium Term Notes" means certain medium term notes issued by the Borrower (in a form set forth as an exhibit to the Borrower's annual report on Form 10-K for its fiscal year ended December 31, 1988, as filed with the SEC pursuant to the Exchange Act), maturing at various dates from 2002 to 2005, and having a weighted average interest rate at December 31, 2001 of 9.8%.

     "Moody's" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating debt securities.

     "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NAIC" has the meaning set forth in Section 8.02.

     "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income on, or other cash proceeds of, any noncash proceeds of any Asset Sale), less (at the option of the Borrower) (a) any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event, (b) if such Reduction Event is an Asset Sale, (i) any taxes actually paid or to be payable by such Person (as estimated by the chief financial officer or chief accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale, (ii) the amount of all Debt (other than the Loans) secured by any assets subject to that Asset Sale and subject to mandatory prepayment as a result of that Asset Sale, (iii) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities payable by the Borrower and its Subsidiaries attributable to such Asset Sale (as estimated by the chief financial officer or chief accounting officer of the Borrower), including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds), (iv) up to $150,000,000 (less the aggregate amount deducted from Net Cash Proceeds in reliance on this subclause (iv) in connection with one or more prior Asset Sales consummated on or after the Restatement Date) of such cash proceeds, so long as the same are invested as capital contributions to the PO-11 JV within 360 days after the receipt thereof, or prior to or within such 360-day period the Borrower has entered into a binding commitment to invest such cash proceeds as capital contributions to the PO-11 JV; provided that at the end of such 360-day period, any remaining amounts not so invested or subject to such binding commitment will become Net Cash Proceeds; and provided further that any cash proceeds subject to such a binding commitment which have not been invested as capital contributions to the PO-11 JV prior to the 180th day following expiration of the aforementioned 360-day period will become Net Cash Proceeds on such 180th day, and (v) up to $50,000,000 (less the aggregate amount deducted from Net Cash Proceeds in reliance on this subclause (v) in connection with one or more prior Asset Sales) of such cash proceeds, so long as the same are invested as capital contributions to the PO-12 JV within 360 days after the receipt thereof, or prior to or within such 360-day period the Borrower has entered into a binding commitment to invest such cash proceeds as capital contributions to the PO-12 JV; provided that at the end of such 360-day period, any remaining amounts not so invested or subject to such binding commitment will become Net Cash Proceeds; and provided further that any cash proceeds subject to such a binding commitment which have not been invested as capital contributions to the PO-12 JV prior to the 180th day following expiration of the aforementioned 360-day period will become Net Cash Proceeds on such 180th day, and (c) if such Reduction Event is an Equity Issuance, up to $300,000,000 of such cash proceeds so long as the same are invested in LCR, directly or indirectly, substantially simultaneously with the receipt thereof.

     "Net Income" means, for any Person for any period, the net income of such Person for such period, adjusted to exclude the effect of any extraordinary items of gain or loss.

     "Net Working Investment" means at any date current assets (exclusive of cash and cash equivalents) minus current liabilities (exclusive of Debt).

     "New York Interbank Offered Rate" has the meaning set forth in
Section 2.17(c).

     "Non-JV Group" means the Borrower and its Consolidated Subsidiaries, but excluding the Borrower Joint Ventures, the JV Subsidiaries and any non-wholly owned Subject Assets Transferees.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section 2.02

     "Notice of Interest Rate Election" has the meaning set forth in
Section 2.06(a).

     "Notice of Issuance" has the meaning set forth in Section 2.16(b).

     "Notice of Swing Loan Borrowing" has the meaning set forth in
Section 2.17(b).

     "Obligor" means the Borrower, each Subsidiary Guarantor and each JV Subsidiary.

     "Ordinary Course Liens" means the following Liens:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other social security benefits and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

          (b) Liens securing the performance of bids, tenders, leases, government and other contracts (other than for Debt), statutory and regulatory obligations, surety, customs bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

          (c) Liens encumbering pipelines or pipeline facilities that arise by operation of law, and other Liens imposed by law such as carriers', warehousemen's, mechanics', materialmen's and vendors liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

          (d) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings;

          (e) (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property, minor irregularities of title and similar encumbrances incurred or suffered in the ordinary course of business (and with respect to leasehold interests, the interest of the landlord or owner in the leased property and mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) and (ii) licenses or leases for patents, copyrights, trademarks, tradenames and other intellectual property;

          (f) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries;

          (g) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Borrower and the Subsidiaries, to the extent such dispositions are permitted hereunder;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i) customary Liens in favor of issuers of documentary letters of credit;

          (j) netting provisions and setoff rights in favor of counterparties to agreements creating Derivative Obligations;

          (k) prejudgment Liens which are being contested in good faith by appropriate proceedings;

          (l) judgment Liens which are being contested in good faith by appropriate proceedings and Liens securing appeal or similar surety bonds therefor; provided that (i) no Event of Default exists under Section 6.01(k) relating thereto and (ii) the aggregate amount secured by such Liens does not exceed $250,000,000 (exclusive of Liens securing judgments covered by (x) insurance in respect of which the carrier has not contested coverage or (y) appeal or similar surety bonds);

          (m) Liens not otherwise constituting Ordinary Course Liens on cash or cash equivalents securing appeal or similar surety bonds, provided that no Event of Default exists at the time any such Lien is created and no Event of Default would exist at such time under Section 5.13 if (in the event the judgment for which such bond is to be posted is not deducted as a liability in determining Consolidated Net Worth) the amount of cash and cash equivalents subject to such Liens were deducted from Consolidated Net Worth; and

          (n) Liens customarily granted in connection with Securitization Transactions on related assets or interests of the Borrower or a Subsidiary.

     "Original Credit Agreement" has the meaning set forth in the recital.

     "Other Taxes" has the meaning set forth in Section 8.04(a).

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PBGC Settlement Agreement" means the settlement agreement effective as of July 28, 1998 between the Borrower and the PBGC.

     "Permitted Liens" means Liens permitted by Section 5.09.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PO-11 JV and PO-12 JV" each means a Future Joint Venture formed (or to be formed) between the Borrower and one or more other Persons or their affiliates in which the Borrower holds at the date hereof (or will hold when formed) not less than a 50% direct or indirect equity interest, which Future Joint Venture will construct, own and operate a propylene oxide and/or styrene plant.

     "POSM" means POSM II Limited Partnership, L.P., a Delaware limited partnership.

     "Pricing Schedule" means the schedule attached hereto and identified as such.

     "Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank in New York City from time to time as its Prime Rate.

     "Property Insurance Policy" means any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements, but excluding coverage for losses from business interruption.

     "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

     "Rating Agency" means each of S&P and Moody's.

     "Reduction Event" means (i) any Asset Sale (other than an Asset Sale, the Net Cash Proceeds of which, when aggregated with the Net Cash Proceeds of any related Asset Sale, do not exceed $10,000,000), (ii) any Debt Incurrence, (iii) any Equity Issuance (other than (x) the initial Equity Issuance or Equity Issuances after the date hereof, to the extent the aggregate Net Cash Proceeds thereof do not exceed the sum of $100,800,000 plus (in the case of the initial such Equity

Issuance) the proceeds of an over-allotment option of up to 15% and (y) any other Equity Issuance if the Restricted Period has ended on or before the date of consummation thereof), (iv) the LCR Recapitalization or (v) the receipt by the Borrower or any Subsidiary of Major Casualty Proceeds, provided that with respect to any such Major Casualty Proceeds, so long as no Event of Default has occurred and is continuing, the receipt thereof shall not give rise to a Reduction Event to the extent that (x) within 180 days after receipt of such Major Casualty Proceeds, the Borrower or a Subsidiary shall have committed to expend, and (y) within 540 days after receipt of such Major Casualty Proceeds (or within such greater number of days as may be reasonably required to complete such restoration or replacement), the Borrower or a Subsidiary shall have actually expended such Major Casualty Proceeds for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received, so that the Reduction Event, if any, occurring by reason of the receipt of such Material Casualty Proceeds shall be deemed to occur on such 180th or 540th (or later) day following receipt thereof as to the amount thereof not committed or expended as specified above. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

     "Reference Lenders" means the principal London offices of Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank.

     "Refunding Date" has the meaning set forth in Section 2.17(h).

     "Register" has the meaning set forth in Section 2.14.

     "Regular Preferred Stock Payment" means, for any period, all fixed or stated dividends paid or payable by the Borrower and its Consolidated Subsidiaries during such period pursuant to the terms of any preferred equity securities issued pursuant to an Equity Issuance after the date hereof.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Obligation" has the meaning set forth in Section 2.16(c).

     "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an affiliate of such Lender.

     "Release" means any discharge, emission or release into the environment of a Hazardous Substance, including a Release as defined in CERCLA at 42 U.S.C.
Section 9601(22).

     "Required Lenders" means, at any time, Lenders having in the aggregate, more than 50% of the aggregate amount of the Credit Exposures at such time.

     "Responsible Officer" means the President and Chief Executive Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Controller of the Borrower.

     "Restatement Date" shall mean the date on which all the conditions specified in Section 3.01 shall have been satisfied (or waived in accordance with Section 9.05).

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock of the same class and rights or warrants to purchase capital stock of the Borrower) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock, but does not include (1) payments of principal, premium (if any) or interest (or equivalent payments) made pursuant to the terms of any Debt instrument which is (w) convertible into, (x) exchangeable for, (y) part of an investment unit which includes or (z) otherwise associated with capital stock, so long as such Debt continues to be Debt, or (2) payments pursuant to employee compensation or benefit plans in the ordinary course of business.

     "Restricted Period" means the period from and including the Restatement Date to and including the date on which Borrower first delivers the financial statements and certificate required pursuant to Section 5.01(a) or (b) and
Section 5.01(c), respectively, demonstrating that the Compliance Test is satisfied as of the date of such financial statements.

     "Revolving Commitment" means,

          (i) with respect to each Revolving Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Revolving Commitment" in the Commitment Schedule, and

          (ii) with respect to each Assignee which becomes a Revolving Lender pursuant to Section 9.06(c), the amount of the Revolving Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to Section
2.08 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.06(c).

     "Revolving Credit Percentage" means, with respect to any Revolving Lender at any time, the percentage which the amount of its Revolving Commitment at such time represents of the aggregate amount of all the Revolving Commitments at such time. At any time after the Revolving Commitments shall have terminated, the term "Revolving Credit Percentage" shall refer to a Revolving Lender's Revolving Credit Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.06(c).

     "Revolving Credit Period" means the period from and including the Restatement Date to but not including the Revolving Credit Termination Date.

     "Revolving Credit Termination Date" means June 30, 2005 or, if such date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Revolving Credit Termination Date shall be the immediately preceding Euro-Dollar Business Day.

     "Revolving Lender" means each Lender identified in the Commitment Schedule as having a Revolving Commitment and each Assignee which acquires a Revolving Commitment and/or Revolving Loans pursuant to Section 9.06(c), and their respective successors.

     "Revolving Loan" means a loan made by a Revolving Lender pursuant to
Section 2.01.

     "Revolving Outstandings" means, at any time as to any Revolving Lender, the sum of (i) the aggregate principal amount of such Lender's Revolving Loans plus
(ii) such Lender's Letter of Credit Liabilities plus (iii) such Lender's Revolving Credit Percentage of the aggregate outstanding principal amount of Swing Loans.

     "Rhodia" means Rhodia S.A., a French company and the successor in interest to Rhone-Poulenc Chemie S.A. under the TDI Agreements.

     "Rhodia TDI Plant" means the manufacturing facilities for the production of toluene diisocyanate, currently owned by Rhodia and located at Pont-de-Claix, France.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

     "SEC" means the Securities and Exchange Commission.

     "Securitization Transaction" means any transaction in which the Borrower or any Subsidiary sells or otherwise transfers an interest in accounts receivable
(i) to one or more third party purchasers or (ii) to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower.

     "Senior Debt Rating" means a rating of the Borrower's senior long-term debt which is not secured or supported by a guarantee (other than a guarantee issued pursuant to Section 5.10(e)), letter of credit or other form of credit enhancement; provided that if a Senior Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Senior Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system; and provided further that the Senior Debt Rating in effect on any date is that in effect at the close of business on such date.

     "Senior Notes" means notes of the Borrower which (i) mature no earlier than November 17, 2007, (ii) are not Guaranteed by any Person other than a Subsidiary Guarantor (the terms of which Guarantee shall provide that it terminates automatically upon any termination of the Subsidiary Guarantee of such Subsidiary Guarantor), (iii) are not secured by any assets of any Person other than all or any portion of the Collateral and, if so secured, the rights and remedies of the holders of such notes with respect to such Collateral are subject to security arrangements in form and substance satisfactory to the Administrative Agent (which arrangements will provide, in any event, that all Liens on all or any portion of the Collateral securing such notes shall be automatically released concurrently with any release of the Liens on all or any such portion of the Collateral securing the Loans (other than upon a complete refinancing of the Loans and the Reimbursement Obligations with other Debt to be secured by such Collateral)), and (iv) contain otherwise substantially the terms and conditions as the Senior Secured Note Indentures (or, in the case of any such notes issued after the Restatement Date, terms and conditions that are at least as favorable to the Lenders as the terms and conditions set forth in the Senior Secured Note Indentures, except that the interest rate applicable to such notes shall be the then prevailing market rate or, if such notes are to be fungible with previously issued notes, the interest rate shall, taken together with the sales price of such notes, reflect then prevailing market rates); provided that the outstanding principal amount thereof secured by the Collateral Documents shall not exceed $3,050,000,000. As of the Restatement Date, after giving effect to the issuance of the Series D Senior Secured Notes, the Senior Notes consist of the notes issued on or prior to the Restatement Date under the Senior Secured Note Indentures.

     "Senior Subordinated Indenture" means the Indenture as of December 4, 2001 between the Borrower, the subsidiary guarantors party thereto and The Bank of New York, as trustee, as amended from time to time, pursuant to which the Borrower has issued the 10 7/8% Senior Subordinated Notes due 2009.

     "Senior Secured Note Indentures" means, collectively, the Series A Senior Secured Note Indenture, the Series B Senior Secured Note Indenture, the Series C Senior Secured Note Indenture and the Series D Senior Secured Note Indenture.

     "Senior Subordinated Notes" means unsecured notes of the Borrower which (i) mature no earlier than the seventh anniversary of their date of issuance, (ii) are not Guaranteed by any Person other than a Subsidiary Guarantor (the terms of which Guarantee shall provide that it terminates automatically upon any termination of the Subsidiary Guarantee of such Subsidiary Guarantor), (iii) are subordinated (and the Guarantees of which are subordinated) to the obligations of the Borrower (and any applicable Subsidiary Guarantor) to the Lenders pursuant to subordination provisions no less favorable to the Lenders than those set forth in the Senior Subordinated Indenture and (iv) contain other terms and conditions no less favorable to the Borrower and the Lenders than those contemplated by such form of indenture. As of the Restatement Date, the Senior Subordinated Notes consist of the notes issued under the Senior Subordinated Indenture.

     "Series A Senior Secured Note Indenture" means the Series A Senior Note Indenture dated as of May 17, 1999 among the Borrower, the subsidiary guarantors party thereto and The Bank of New York, as trustee, as amended from time to time, pursuant to which the Borrower issued the 9.625% Senior Notes due 2007.

     "Series B Senior Secured Note Indenture" means the Series B Senior Note Indenture dated as of May 17, 1999 among the Borrower, the subsidiary guarantors party thereto and The Bank of New York, as trustee, as amended from time to time, pursuant to which the Borrower issued the 9.875% Senior Notes Due 2007.

     "Series C Senior Secured Note Indenture" means the Indenture dated as of December 4, 2001 among the Borrower, the subsidiary guarantors party thereto and The Bank of New York, as trustee, as amended from time to time, pursuant to which the Borrower issued the 9.50% Senior Notes Due 2008.

     "Series D Senior Secured Note Indenture" means the Indenture dated on or about the Restatement Date, among the Borrower, the subsidiary guarantors party thereto and The Bank of New York, as trustee, as amended from time to time, having substantially the terms and conditions disclosed to the Lenders prior to the date hereof and such other terms and conditions as may be reasonably satisfactory to the Administrative Agent.

     "Series D Senior Secured Notes" means the notes issued pursuant to the Series D Senior Secured Note Indenture.

     "Significant Subsidiary" means, at any date, any Subsidiary having consolidated assets equal to or greater than 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time; provided that neither POSM nor any Subsidiary whose only significant assets are partnership interests in POSM shall be a Significant Subsidiary for purposes of the definition of "Subsidiary Guarantors" or Section 4.09.

     "Special Purpose Subsidiary" means a Subsidiary formed solely for the purpose of, and whose activities consist solely of, engaging in a Securitization Transaction or the issuance of an Equity Equivalent.

     "Specified Business Acquisition" means (i) the acquisition in whole or in part by the Borrower or any of its Subsidiaries of a butanediol production facility in Botlek, The Netherlands (known as BDO-2), whether by acquisition of securities, property or assets, (ii) the acquisition by the Borrower of the interests of Occidental Petroleum Corporation in Equistar pursuant to the transactions described in the Information Memorandum or (iii) the acquisition by the Borrower or any of its Subsidiaries of additional interests in Equistar, either directly or through the acquisition of wholly-owned Subsidiaries that own such interest either directly or indirectly through wholly-owned Subsidiaries, so long as such acquisition is in exchange for common equity securities of the Borrower (or cash funded by a substantially simultaneous sale of common equity securities of the Borrower to the seller or an affiliate of the seller).

     "Stop Issuance Notice" has the meaning set forth in Section 2.18.

     "Subject Assets" has the meaning set forth in Section 5.22.

     "Subject Assets Transferee" has the meaning set forth in Section 5.22.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" (i) means a Subsidiary of the Borrower and
(ii) does not, except where otherwise specifically indicated, include any Borrower Joint Venture.

     "Subsidiary Guarantee" means the Subsidiary Guarantee dated as of the Closing Date from each Subsidiary Guarantor in favor of the Administrative Agent.

     "Subsidiary Guarantors" means each Significant Subsidiary of the Borrower (excluding any Borrower Joint Venture, any JV Subsidiary and any Foreign Subsidiary) on the Restatement Date, and any other Person that becomes a party to the Subsidiary Guarantee pursuant to Section 5.19, and "Subsidiary Guarantor" means any one of them.

     "Swing Credit Period" means the period from and including the first Domestic Business Day after the Closing Date to but not including the Swing Loan Termination Date.

     "Swing Loan" means a Loan made by the Swing Loan Lender pursuant to Section 2.17.

     "Swing Loan Commitment" means $20,000,000 or, if less, the aggregate amount of the Revolving Commitments.

     "Swing Loan Lender" means JPMorgan Chase Bank, in its capacity as the Swing Loan Lender under the swing loan facility described in Section 2.17.

     "Swing Loan Termination Date" means the tenth Euro-Dollar Business Day prior to the Revolving Credit Termination Date.

     "Taxes" has the meaning set forth in Section 8.04(a).

     "TDI Agreements" means (i) the Share Purchase Agreement dated as of January 23, 1995 between ARCO Chemical Europe Inc. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, (ii) the Processing Agreement dated as of January 23, 1995 between ARCO Chemical Chemie TDI and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, and (iii) the TDI License.

     "TDI Assets" means (i) all of the rights of ARCO Chemical Europe Inc., ARCO Chemical Chemie TDI, ARCO Chemical Technology LP and their respective successors under the TDI Agreements, and (ii) all of Lyondell TDI's customer lists relating to the Rhodia TDI Plant.

     "TDI License" means the TDI Technology Agreement dated as of January 23, 1995 between ARCO Chemical Technology LP and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time.

     "TDI Restructuring" means (i) actions taken by the Borrower to reorganize and streamline its Isocyanates business, including the shutdown of the Borrower's aliphatics diisocyanates manufacturing facility located at its Lake Charles, Louisiana facility and the restructuring of the remaining toluene diisocyanates business at the Lake Charles, Louisiana facility, and (ii) any reduction in the Borrower's workforce, any demolition, remediation or reclamation, or any termination or amendment of feedstock, energy, supply or other contracts, in each case resulting from the activity described in clause
(i) above.

     "TDI Sale" means an Asset Sale of all or any part of the Borrower's Isocyanates business (including the transfer or assignment of the TDI Assets or the TDI Agreements), whether consisting of one transaction or more than one related or unrelated transactions.

     "Temporary Cash Investments" shall mean any Investment in (a) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) demand deposits, time deposits and certificates of deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses
(a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper rated at least P-1 by Moody's and A-1 by S&P or, if such commercial paper is rated by only one such agency, at least such rating from such agency, (e) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and
(f) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

     "Term Loan" means a loan made by a Term Loan Lender, as described in
Section 2.01(b). The Term Loans are the "Term Loans-E", as defined in the Original Credit Agreement.

     "Term Loan Lender" means each Lender identified in the Term Loan Schedule and each Assignee which acquires any Term Loan pursuant to Section 9.06(c), and their respective successors.

     "Term Loan Prepayment Notice" has the meaning set forth in Section 2.04(e).

     "Term Loan Schedule" means the Schedule attached hereto and identified as such.

     "Term Loan Unscheduled Prepayment" has the meaning set forth in Section 2.04(e)(i).

     "Type" has the meaning set forth in Section 1.03.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America.

     "Unscheduled Prepayment Date" has the meaning set forth in Section 2.04(e).

     "Voting Control" means with respect to any security the right to exercise, or to direct the exercise of, the voting rights of a holder of such security; provided that a Person shall not be deemed to have Voting Control of shares of common stock of the Borrower if such Person is or such shares are subject to a valid contract arrangement whereby such shares are voted as directed by the board of directors of the Borrower and/or in the same proportions as all other shares of common stock of the Borrower are voted.

     "Working Capital Facility" means a committed or uncommitted revolving credit facility entered into by the Borrower or a Subsidiary to obtain working capital financing in the ordinary course of business.

     Section 1.02. Accounting Terms and Determinations. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

     (b) Calculations with respect to the Non-JV Group shall be made on a basis consolidating the members of the Non-JV Group in accordance with GAAP, except that there shall be excluded any amounts of income attributable to any Borrower Joint Venture, JV Subsidiary or non-wholly owned Subject Assets Transferee, whether or not such amount was or was available to be distributed to a member of the Non-JV Group during any relevant period.

     (c) In the event of any future material acquisition or disposition of assets by the Borrower and its Consolidated Subsidiaries (other than (i) a TDI Sale and (ii) the TDI Restructuring), determinations of Adjusted EBITDA for purposes of Section 5.11 shall be made on a pro forma basis as if such transaction had been consummated on the first day of such period, reflecting the benefit of such anticipated expense reductions and similar synergies as such reductions and synergies could properly be reflected in pro forma financial statements included in a registration statement filed under the Securities Act of 1933, as amended.

     Section 1.03. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Dollar Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan, Revolving Loan or Swing Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan, each of which constitutes a "Type". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Euro-Dollar Term Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

     Section 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

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                                    ARTICLE 2
                                   THE CREDITS

     Section 2.01. Facilities. (a) Revolving Credit Facility. During the Revolving Credit Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time in an aggregate amount such that, after giving effect to such Loans, the Revolving Outstandings of such Lender do not exceed the amount of its Revolving Commitment. Each Revolving Borrowing shall be in the aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments), and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitments. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.01, prepay Revolving Loans to the extent permitted by Section 2.09 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.01.

     (b) Term Loan Facility. The Term Loans were advanced to the Borrower on May 17, 1999 pursuant to the Original Credit Agreement, and there is no further commitment to make Term Loans hereunder. As of the Restatement Date, after giving effect to the prepayments to be made on the Restatement Date, the outstanding principal amount of the Term Loan of each Term Lender will be as set forth on the Term Loan Schedule. Principal amounts of Term Loans repaid or prepaid pursuant to Section 2.04 or Section 2.09 shall not be reborrowed.

     Section 2.02. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 11:30 A.M. (New York City time) (i) on the date of each Base Rate Borrowing and (ii) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (b)       the aggregate amount of such Borrowing;

          (c)       the initial Type of Loans comprising such Borrowing; and

          (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03. Notice to Lenders; Funding of Loans. (a) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's share of such Borrowing.

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

     (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.03(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.05 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.04. Maturity of Loans; Mandatory Prepayments. (a) Maturity Date. Each Loan of each Class shall mature, and the outstanding principal amount thereof shall be due and payable (together with interest accrued thereon), on the Maturity Date for such Class of Loans.

     (b) Scheduled Amortization. On each Quarterly Payment Date occurring after the Restatement Date and on or prior to the fourth Quarterly Payment Date prior to the Maturity Date of the Term Loans the Borrower shall repay, and there shall become due and payable, an aggregate principal amount of the Term Loans equal to $1,085,000. On each Quarterly Payment Date occurring thereafter, the Borrower shall repay, and there shall become due and payable, an aggregate principal amount of the Term Loans equal to 25% of the aggregate principal amount of the Term Loans outstanding on the fourth Quarterly Payment Date prior to the Maturity Date of the Term Loans (immediately after giving effect to the repayment of the Term Loans made by the Borrower on such Quarterly Payment Date pursuant to the preceding sentence) or, if less, the aggregate

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

principal amount of the Term Loans then outstanding (as each such amount may be reduced pursuant to Section 2.04 and Section 2.09).

     (c) Prepayment and Reduction of Term Loans. In addition, at any time prior to the Mandatory Prepayment Release Date, the Borrower shall, subject to subsections (e) and (f) of this Section, prepay Term Loans as follows:

          (i) Upon the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds in respect of any Reduction Event, the Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds; provided that if the Net Cash Proceeds in respect of any Reduction Event are less than $10,000,000, no such prepayment shall be required until the amount of such Net Cash Proceeds, together with the amount of all other Net Cash Proceeds in respect of which no prepayment under this subsection
     (c)(i) shall have theretofore been made, are equal to at least $10,000,000. The Borrower shall give the Administrative Agent at least three Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to this subsection (c)(i).

          (ii) On the 100th day following the last day of each Fiscal Year ending during the Restricted Period, the Borrower shall prepay the Term Loans in an amount equal to the Excess Cash Flow Prepayment Amount for such Fiscal Year.

     (d) Application of Prepayments and Repayments. (i) Each prepayment of the Term Loans shall be applied ratably to the respective Term Loans of all Term Loan Lenders, subject to subsection (e) of this Section.

          (ii) The amount of any prepayments of Term Loans pursuant to subsection (c) of this Section shall be applied to reduce the amount of the subsequent scheduled prepayments of the Term Loans required pursuant to subsection (b), at the Borrower's option, either pro rata to all remaining scheduled prepayments or pro rata to the final four scheduled principal payments of the Term Loans.

          (iii) Each payment of principal of the Term Loans shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

          (iv) Each payment of the Term Loans shall be applied to such Group or Groups of Term Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

     (e) Option of Term Loan Lenders Not to Accept Mandatory Prepayments. (i) At least five Euro-Dollar Business Days prior to any date (an "Unscheduled Prepayment Date") on which any prepayment of the Term Loans

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

(a "Term Loan Unscheduled Prepayment") would, but for the provisions of this subsection (e), otherwise be required pursuant to subsection (c) of this Section, the Borrower shall deliver a notice conforming to the requirements of subsection (d)(ii) (a "Term Loan Prepayment Notice") to the Administrative Agent. Upon receipt of any Term Loan Prepayment Notice, the Administrative Agent shall promptly notify each Term Loan Lender of the contents thereof, and such Term Loan Unscheduled Prepayment shall not occur on such Unscheduled Payment Date but shall instead be deferred as hereinafter provided in this subsection
(d).

          (ii) Each Term Loan Prepayment Notice shall be in writing, shall refer to this Section and shall (w) set forth the amount (or if unascertainable at such time, the maximum and minimum amounts) of the Term Loan Unscheduled Prepayment and the prepayment that the applicable Term Loan Lender will be entitled to receive if it accepts prepayment of its Term Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (each such date, a "Deferred Term Loan Unscheduled Prepayment Date"), which shall be the tenth Euro-Dollar Business Day after the date of such Term Loan Prepayment Notice, the Term Loans of such Term Loan Lender by an aggregate principal amount equal to such Term Loan Lender's ratable share of such Term Loan Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Term Loan as a proportion of the aggregate outstanding principal amount of the Term Loans of all of the Term Loan Lenders), (y) request such Term Loan Lender to notify the Borrower and the Administrative Agent in writing, no later than the third Euro-Dollar Business Day prior to the Deferred Term Loan Unscheduled Prepayment Date, of such Term Loan Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Term Loan Lender that the failure by such Term Loan Lender to reject such offer in writing on or before the third Euro-Dollar Business Day prior to such Deferred Term Loan Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer. Notwithstanding the foregoing, if the Borrower has delivered notice pursuant to Section 2.09 to prepay in full the Term Loans in connection with the occurrence of a Reduction Event, the Borrower shall not be required to deliver a Term Loan Prepayment Notice in connection with such Reduction Event.

          (iii) Subject to subsection (f) of this Section, on each Deferred Term Loan Unscheduled Prepayment Date, the Borrower shall pay to the Administrative Agent for application to the prepayment of the outstanding Term Loans of each of the Term Lenders that shall have accepted (or been deemed to have accepted) prepayment (each, an "Accepting Term Lender"), an amount equal to the aggregate ratable shares (determined as specified in paragraph (i) above) of the Accepting Term Lenders of the amount that would have been payable by the Borrower pursuant to

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

     subsection (b) of this Section on the related Unscheduled Prepayment Date but for the provisions of this subsection (e).

     (f) Deferred Payment. If subsections (c) and (e) of this Section would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the then current Interest Period therefor, each such prepayment may, if the Borrower so elects and unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to such last day of the related Interest Period. The Borrower shall use reasonable efforts to minimize any deferrals of payments pursuant to this subsection.

     (g) Remaining Net Cash Proceeds. To the extent that the aggregate amount required to be paid to the Accepting Term Lenders with respect to any Prepayment Event is less than the Net Cash Proceeds of such Reduction Event, the Borrower or relevant Subsidiary may, subject to the other terms of this Agreement, use any such remaining Net Cash Proceeds for any purpose not prohibited by this Agreement.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin and the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate appearing on Page 3750 of the Telerate screen, at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "London Interbank Offered Rate" applicable to such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the

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

principal amount of the Euro-Dollar Loan of such Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of the Applicable Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Lenders are offered to such Reference Lender in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the rate applicable to overdue Base Rate Loans of such Class for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent if and when contemplated by this Section.

     Section 2.06. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Term Loans or Revolving Loans (subject to subsection (d) and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

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

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

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

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall exist when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If any Loan is converted to a different Type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.07. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders ratably in proportion to their Revolving Commitments commitment fees at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which the aggregate amount of the Revolving Commitments exceeds the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the aggregate Letter of Credit Liabilities. Such commitment fee shall accrue from and including the Restatement Date to but excluding the date of termination of the Revolving Commitments in their entirety.

     (b) The Borrower shall pay to the Administrative Agent (i) for the account of the Revolving Lenders ratably a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to the Applicable Margin for Revolving Euro-Dollar Loans for such day and (ii) for the account of each Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum mutually agreed between the Borrower and such Issuing Bank from time to time.

     (c) Accrued commitment and letter of credit fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the date of termination of the Revolving Commitments in their entirety.

     Section 2.08. Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments of any Class at any time, if no Loans of such Class (and, in the case of the Revolving Commitments, no Letter of Credit Liabilities and no Swing Loans) are outstanding at such time (after giving effect to any mandatory or optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000 the aggregate amount of the Commitments of any Class in excess of the aggregate outstanding principal amount of the Loans of such Class (and, in the case of the Revolving Commitments, the aggregate principal amount of the Letter of Credit Liabilities and Swing Loans). Promptly after receiving a notice of a termination or

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

reduction of Commitments, the Administrative Agent shall notify each Lender of each relevant Class of the contents thereof.

     (b) Unless previously terminated, the Revolving Commitments shall terminate in their entirety on the Revolving Credit Termination Date.

     (c) The Swing Loan Commitment shall terminate in its entirety on the earlier of the Swing Loan Termination Date or the date on which the Revolving Commitments terminate in their entirety.

     Section 2.09. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.11, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans of any Class or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans of any Class, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment; provided that upon any optional prepayment of the Term Loans on or prior to May 17, 2004, the Borrower shall also pay a prepayment fee equal to the Applicable Term Loans Prepayment Fee Percentage of the principal amount of such Term Loans being prepaid.

     (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     (c) The amount of any prepayment of Term Loans pursuant to this Section shall be applied to either, at the Borrower's option, (i) first, to the next scheduled payment in respect of such Loans pursuant to Section 2.04(b) to the extent necessary to reduce such next scheduled payment to zero, and, second, pro rata to all subsequent scheduled payments in respect of such Loans pursuant to
Section 2.04(b) or (ii) pro rata to the final four scheduled principal payments of the Term Loans.

     (d) Notwithstanding the foregoing, if the Borrower includes in its notice to the Administrative Agent pursuant to Section 2.09(a) of its election to prepay any Group of Loans (which for purposes of this subsection (d) may include an election to prepay Term Loans) that the Lenders may reject the prepayment so proposed by the Borrower, then the provisions of Section 2.04(e), (f) and (g) shall apply to any such offered prepayment, mutatis mutandis, as though the offered prepayment were a mandatory prepayment of the Term Loans pursuant to
Section 2.04(c)(i) or (ii); provided, however, to the extent any Lender accepts a prepayment offered pursuant to this subsection (d), such prepayment shall be made together with any applicable premium specified in Section 2.09.(a).

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

     Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, of Letter of Credit Liabilities or interest thereon or of fees hereunder not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans, of Letter of Credit Liabilities or interest thereon or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Lender in accordance with Section 2.02(a), 2.06(c), 2.09(b), or 2.17, the Borrower shall reimburse each Lender requesting such reimbursement within 15 days after demand for any resulting loss or expense incurred by it (or by a Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period

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

after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.13. Notes. (a) If a Lender so requests in writing, the Borrower's obligation to repay the Loans of such Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

     (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Lender's Loans of a particular Type or Class be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant Type or Class. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Promptly after it receives any Lender's Note pursuant to Article 3, the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Lender's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.14. Registry. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a register (the "Register") on which it will record the name and Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other

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

transfer is recorded on the Register and otherwise complies with Section 9.06(c). Upon receipt of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.06(c), the Administrative Agent shall accept such Assignment and Assumption Agreement and record such assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender on the Register. The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. Each Lender shall record on its internal records (including computerized systems) the foregoing information as to its own Commitments and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents.

     Section 2.15. Regulation D Compensation. If and so long as a reserve requirement of the type described in the definition of "Euro-Dollar Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Lender subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Euro-Dollar Loans, additional interest on such Euro-Dollar Loan at a rate per annum determined by such Lender up to but not exceeding the excess of
(i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Lender gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section. It is understood that (x) no additional interest is payable under this Section in respect of Euro-Dollar Loans not paid when due and (y) amounts claimed by any Lender under this Section shall be based on an assumed level of reserves maintained by it which is consistent with such Lender's good faith estimate of the actual level at which the related reserves are required to be maintained by it over time.

     Section 2.16. Letters of Credit. (a) Commitment to Issue Letters of Credit. (i) Subject to the terms and conditions hereof, and so long as no Stop Issuance Notice is in effect, each Issuing Bank agrees to issue Letters of Credit from time to time before the Letter of Credit Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued (i) the aggregate amount of the Revolving Outstandings shall not exceed the aggregate amount of the Revolving Commitments and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $150,000,000. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Revolving Commitment bears to the aggregate Revolving Commitments.

          (ii) On the Restatement Date, without further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired from such Issuing Bank, a participation in each Existing Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Revolving Commitment bears to the aggregate Revolving Commitments, all on the same terms and conditions as if such Existing Letters of Credit had been issued on the Restatement Date pursuant to Section 2.16(a)(1). Each Lender party to the Original Credit Agreement, including each Departing Lender, agrees that its participation in the Existing Letters of Credit acquired pursuant to the Original Credit Agreement shall be cancelled on the Restatement Date without further action by any party.

     (b) Method for Issuance; Terms; Extensions. (i) The Borrower shall give the Issuing Bank notice at least five Domestic Business Days (or such shorter notice as may be acceptable to the Issuing Bank in its discretion) prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit.

          (ii) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.02, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank.

          (iii) The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of

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

     Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the Letter of Credit Termination Date.

     (c) Payments; Reimbursement Obligations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Revolving Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind.

          (ii) All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower (a "Reimbursement Obligation") shall, if and to the extent that the amount of such Reimbursement Obligation would be permitted as a Borrowing pursuant to Section 3.02, and unless the Borrower otherwise instructs the Administrative Agent by not less than one Domestic Business Day's prior notice, convert automatically to Revolving Base Rate Loans on the date such Reimbursement Obligation arises. The Administrative Agent shall, on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent so to act on its behalf), give notice no later than 11:30 A.M. (New York City time) on such date requesting each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Base Rate Loan, in an amount equal to such Revolving Lender's Revolving Credit Percentage of the Reimbursement Obligation with respect to which such notice relates. Each Revolving Lender shall make such Loan available to the Administrative Agent at its address specified in or pursuant to Section 9.01 in immediately available funds, not later than 1:00 P.M. (New York City time), on the date specified in such notice. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Issuing Bank, which shall immediately apply such proceeds to repay the Reimbursement Obligation. All amounts not so repaid shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Revolving Base Rate Loans for such day.

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

          (iii) To the extent the Reimbursement Obligation is not refunded by a Revolving Lender pursuant to clause (ii) above, such Revolving Lender will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such Reimbursement Obligation arises until reimbursement therefor in full by the Borrower, an amount equal to such Revolving Lender's ratable share of such Reimbursement Obligation (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 1:00 P.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for the first three Domestic Business Days after the date of such demand and thereafter at a rate per annum equal to the Base Rate for each additional day. The Issuing Bank will pay to each Revolving Lender ratably all amounts received from the Borrower for application in payment of its Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Revolving Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto; provided that in the event such payment received by the Issuing Bank is required to be returned, such Revolving Lender will return to the Issuing Bank any portion thereof previously distributed to it by the Issuing Bank.

     (d) Obligations Absolute. The obligations of the Borrower and each Revolving Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Lender (including the Issuing Bank) or any other Person, whether in

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

     connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

          (vi) any other act or omission to act or delay of any kind by any Lender (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vi), constitute a legal or equitable discharge of or defense to the Borrower's or the Lender's obligations hereunder.

     (e) Indemnification; Expenses. (i) Borrower hereby indemnifies and holds harmless each Revolving Lender (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which it may reasonably incur in connection with a Letter of Credit issued pursuant to this Section 2.16.

          (ii) None of the Revolving Lenders (including an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above; provided that the Borrower shall not be required to indemnify any Lender, or the Administrative Agent, for any claims, damages, losses, liabilities, costs or expenses, to the extent found by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Person; and provided further that, notwithstanding Section 2.16(d), the Borrower and each Lender shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit.

          (iii) Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Revolving Lenders agree to do so ratably in accordance with their Revolving Commitments.

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

     Section 2.17. Swing Loans. (a) Swing Loan Commitment. During the Swing Credit Period, so long as no Stop Issuance Notice is in effect, the Swing Loan Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Loans to the Borrower pursuant to this subsection from time to time in amounts such that at any time (i) the aggregate principal amount of Swing Loans outstanding at such time does not exceed the Swing Loan Commitment and (ii) the aggregate amount of Revolving Outstandings at such time does not exceed the aggregate amount of the Revolving Commitments at such time. Each Borrowing under this Section shall be in a principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the amount of the Swing Loan Commitment available in accordance with the immediately preceding sentence). Within the foregoing limits, the Borrower may borrow under this subsection, prepay Swing Loans and reborrow at any time during the Swing Credit Period under this subsection.

     (b) Swing Loan Borrowing Procedure. The Borrower shall give the Swing Loan Lender notice (a "Notice of Swing Loan Borrowing"), not later than 12:00 Noon (New York City time) on the date of each Swing Loan Borrowing, specifying the amount and the date of such Borrowing, which shall be a Euro-Dollar Business Day. Not later than 2:00 P.M. (New York City time) on the date of each Swing Loan Borrowing, the Swing Loan Lender shall, unless it determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swing Loan Borrowing, in Federal or other funds immediately available in New York City, to the Borrower at the Swing Loan Lender's address specified in or pursuant to Section 9.01.

     (c) Interest. Each Swing Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Revolving Euro-Dollar Loans for such day plus the New York Interbank Offered Rate applicable to such Interest Period. Interest for each Interest Period shall be payable on the last day thereof. Any overdue principal of or interest on any Swing Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Applicable Margin for Revolving Base Rate Loans for such day plus the Base Rate for such day.

     The "New York Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to the Swing Loan Lender in the New York interbank market at approximately 12:00 Noon (New York City time) on the first day of such Interest Period in an amount approximately equal to the principal amount of the Swing Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Optional Prepayment. The Borrower may prepay the Swing Loans in whole at any time, or from time to time in part in a principal amount of at least

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

$1,000,000, by giving notice of such prepayment to the Swing Loan Lender not later than 1:00 P.M. (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment, to the Swing Loan Lender.

     (e) Mandatory Prepayment. On the date of each Revolving Borrowing pursuant to Section 2.01, the Administrative Agent shall apply the proceeds thereof to prepay all Swing Loans then outstanding, together with interest accrued thereon to the date of prepayment.

     (f)  Payments. All payments to the Swing Loan Lender under this Section
2.17 shall be made to it at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available in New York City, not later than 2:00 P.M. (New York City time) on the date of payment.

     (g) Refunding Unpaid Swing Loans. If (x) the Swing Loans are not paid in full on their Maturity Date, (y) the Swing Loans become immediately due and payable pursuant to Article 6, or (z) the Swing Loan Lender (in its discretion) elects to exercise its rights under this subsection (g), the Administrative Agent shall (if requested to do so by the Swing Loan Lender), by notice to the Revolving Lenders (including the Swing Loan Lender, in its capacity as a Revolving Lender), require each Revolving Lender to pay to the Administrative Agent for the account of the Swing Loan Lender an amount equal to such Revolving Lender's Revolving Credit Percentage of the aggregate unpaid principal amount of the Swing Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Revolving Lender shall pay the amount so notified to it to the Administrative Agent at its address specified in or pursuant to
Section 9.01, in Federal or other funds immediately available in New York City. Promptly upon receipt thereof, the Administrative Agent shall remit such amounts to the Swing Loan Lender. The amount so paid by each Revolving Lender shall constitute a Revolving Base Rate Loan to the Borrower and shall be applied by the Swing Loan Lender to repay the outstanding Swing Loans.

     (h) Purchase of Participations in Swing Loans. If at the time Revolving Loans would have otherwise been made pursuant to Section 2.17(g), one of the events described in Section 6.01(h) or 6.01(i) with respect to the Borrower shall have occurred and be continuing or the Revolving Commitments shall have terminated, each Revolving Lender shall, on the date such Revolving Loans would have been made pursuant to the notice referred to in Section 2.17(g) (the "Refunding Date"), purchase an undivided participating interest in the relevant Swing Loan in an amount equal to such Revolving Lender's Revolving Credit Percentage of the principal amount of such Swing Loan. On the Refunding Date, each Revolving Lender shall transfer to the Swing Loan Lender, in immediately available funds, such amount.

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

     (i) Payments on Participated Swing Loans. Whenever, at any time after the Swing Loan Lender has received from any Revolving Lender such Revolving Lender's payment pursuant to Section 2.17(h), the Swing Loan Lender receives any payment on account of the Swing Loan in which the Revolving Lenders have purchased participations pursuant to Section 2.17(h), the Swing Loan Lender will promptly distribute to each such Revolving Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Lender will return to the Swing Loan Lender any portion thereof previously distributed to it by the Swing Loan Lender.

     (j) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Revolving Lender's obligation to transfer the amount of a Revolving Loan to the Swing Loan Lender as provided in Section 2.17(g) or to purchase a participating interest pursuant to Section 2.17(h) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender, the Borrower or any other Person may have against the Swing Loan Lender or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of any Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower, any other Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     Section 2.18. Stop Issuance Notice. If the Required Banks determine at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of a Revolving Borrowing at such time, then the Required Banks may request that the Administrative Agent issue a "Stop Issuance Notice", and the Administrative Agent shall issue such notice to the Swing Loan Lender and to each Issuing Bank. Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Banks that the circumstances giving rise thereto no longer exist. No Swing Loan shall be made and no Letter of Credit shall be issued while a Stop Issuance Notice is in effect. The Required Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 3.02 are satisfied; provided that the Administrative Agent, the Swing Loan Lender and the Issuing Banks may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.

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

                                    ARTICLE 3
                                   CONDITIONS

     Section 3.01. Restatement Date. This Amended Agreement shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.05):

          (a) The Administrative Agent shall have received for the benefit of each Lender a signed copy of the favorable written opinion, and addressed to the Lenders, of (i) Baker Botts L.L.P., counsel for the Borrower, substantially in the form set forth in Exhibit B, and (ii) Gerald
     A. O'Brien, Esq., Deputy General Counsel of the Borrower, substantially in the form set forth in Exhibit C, in each case reasonably satisfactory to Davis Polk & Wardwell, special counsel for the Agents.

          (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request on or before the date hereof relating to the organization, existence and good standing of each Obligor, the authorization of the Loan Documents and the transactions contemplated thereby and any other legal matters relating to the foregoing, all in form and substance reasonably satisfactory to the Administrative Agent.

          (c) The Administrative Agent shall have received counterparts of this Amended Agreement (or facsimile or other evidence satisfactory to the Administrative Agent of the execution of a counterpart hereof) which, when taken together, bear the signatures of (i) each party hereto that is not a party to the Original Credit Agreement and (ii) each party to the Original Credit Agreement whose execution and delivery hereof is required by the terms of the Original Credit Agreement for the effectiveness of this Amended Agreement.

          (d) The Borrower shall have consummated an issuance of Series D Senior Secured Notes pursuant to a Debt Incurrence for gross cash proceeds of not less than $275,000,000.

          (e) The Administrative Agent shall have received all fees due and payable on or prior to the Restatement Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The Borrower shall have prepaid not less than $200,000,000 aggregate principal amount of the Term Loans pursuant to Section 2.09 of the Original Credit Agreement, together with accrued interest thereon and applicable prepayment fees.

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

          (g) The Borrower shall have prepaid all Revolving Loans and Swingline Loans outstanding under the Original Credit Agreement, together with accrued interest thereon and accrued fees thereunder.

     Section 3.02. Effect of Amendment and Restatement. On the Restatement Date, (i) the Original Credit Agreement shall be automatically amended and restated in its entirety to read as set forth in this Amended Agreement, (ii) the Commitment of each Lender party to this Amended Agreement shall be as set forth in the Commitment Schedule and, (iii) the Commitment of each Revolving Lender under the Original Credit Agreement which is listed in the Commitment Schedule as having a Revolving Commitment of zero (a "Departing Lender") shall terminate and (iv) each Departing Lender shall cease to be a party to this Agreement; provided that the provisions of Sections 8.03, 8.04 and 9.03 of the Original Credit Agreement shall continue to inure to the benefit of each Departing Lender. On and after the Restatement Date, the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that the rights and obligations of the parties hereto with respect to the period prior to the Restatement Date shall continue to be governed by the provisions of the Original Credit Agreement; and provided further that, subject to the occurrence of the Restatement Date, Sections 5.11 and 5.12 of this Amended Agreement shall be effective as of June 30, 2002. The Administrative Agent shall promptly notify in writing the Borrower, each Lender and each Departing Lender of the Restatement Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.03. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the fact that the Restatement Date shall have occurred on or before July 31, 2002;

          (b)       receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02, receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16(b) or receipt by the Swing Loan Lender of a Notice of Swing Loan Borrowing as required by Section 2.17(b), as the case may be;

          (c) the fact that, immediately before and after such Borrowing or issuance, no Default shall exist; and

          (d) the fact that the representations and warranties of the Obligors contained in the Loan Documents (except, in the case of any Borrowing or issuance subsequent to the Restatement Date, the representations and warranties contained in Section 4.09(b) and Section

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

     4.11) shall be true in all material respects on and as of the date of such Borrowing or issuance.

     Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in the foregoing clauses 3.03(c) and 3.03(d).

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted, except where the failure to have such licenses, consents, authorizations and approvals could not reasonably be expected to have a Material Adverse Effect.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party are within its corporate or other company powers, as the case may be, have been duly authorized by all necessary corporate or other company action, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of appropriate UCC financing statements, mortgages or similar instruments pursuant to the Collateral Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, by-laws or other constitutive documents of such Obligor or of any agreement or instrument governing Material Debt or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens created under the Collateral Documents).

     Section 4.03. Binding Effect; Liens Enforceable. (a) Each Loan Document (other than the Notes) constitutes a legal, valid and binding agreement of each Obligor party thereto, and each Note, when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (which principles may include implied duties of good faith and fair dealing).

     (b) The Collateral Documents create valid security interests or mortgage liens in the Collateral purported to be covered thereby, which security interests or mortgage liens are and will remain perfected security interests or mortgage liens prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by each Obligor in the Collateral Documents to which it is a party is true and correct in all material respects.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of income and retained earnings and of cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2002 and the related consolidated statements of income and retained earnings and of cash flows for the Fiscal Quarter then ended, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Quarter, subject to normal year-end adjustments.

     (c) The audited balance sheet of Equistar as of December 31, 2001, and the related statements of income, partners' capital and cash flows for the fiscal year of Equistar then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the financial position of Equistar as of such date and its results of operations and cash flows for such fiscal year.

     (d) The unaudited balance sheet of Equistar as of March 31, 2002, and the related statements of income, partners' capital and cash flows for the fiscal quarter of Equistar then ended, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the financial position of Equistar as of such date and its results of operations and cash flows for such fiscal quarter, subject to normal year-end adjustments.

     (e) The audited balance sheet of LCR as of December 31, 2001, and the related statements of income, members' equity and cash flows for the fiscal year of LCR then ended, reported on by PricewaterhouseCoopers, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the financial position of LCR as of such date and its results of operations and cash flows for such fiscal year.

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

     (f) Since December 31, 2001, there has been no material adverse change in the business, financial condition, assets, results of operations or liabilities of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding (including any action, suit or proceeding arising out of any Environmental Law) pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary (including, for purposes of this Section, the Borrower Joint Ventures) before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of any Loan Document.

     Section 4.06. Compliance with Laws. (a) Each of the Borrower and its Subsidiaries (including, for purposes of this Section, the Borrower Joint Ventures) is in compliance in all material respects with all laws, regulations and orders of any governmental authority applicable to it or its property (including Environmental Laws), except for those failures to comply that could not reasonably be expected to have a Material Adverse Effect.

     (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect) with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as reflected in the PBGC Settlement Agreement, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.08. Taxes. The Borrower and its Subsidiaries (including, for purposes of this Section, the Borrower Joint Ventures) have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or accrued all taxes shown to be due such returns or on any assessment received by the Borrower or any Subsidiary and required to be paid or accrued by it, except to the extent that any such taxes are being contested in good faith by appropriate proceedings.

     Section 4.09. Subsidiaries. (a) Each of the Borrower's Significant Subsidiaries (including, for purposes of this Section, the Borrower Joint Ventures) is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and has the constitutive powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, consents, authorizations and approvals could not reasonably be expected to have a Material Adverse Effect. The Borrower has no Significant Subsidiaries which are not either Foreign Subsidiaries, JV Subsidiaries or, subject to Section 5.19(d)(v), Subsidiary Guarantors.

     (b) Schedule 4.09 sets forth a correct list of each Subsidiary (including each Borrower Joint Venture) of the Borrower as of the Restatement Date, separately identifying Significant Subsidiaries, Foreign Subsidiaries and JV Subsidiaries.

     Section 4.10. No Regulatory Restrictions on Borrowing. No Obligor is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme (other than Regulation U) which restricts its ability to incur or guarantee debt.

     Section 4.11. Full Disclosure. The Information Memorandum does not contain on the date hereof any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, to the extent any such information was based on or constituted a forecast or projection, the Borrower represents that it acted in good faith and utilized information available to it at the time the Information Memorandum was prepared

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

and assumptions believed by it to be reasonable in light of the then current and foreseeable business conditions of the Borrower and its Subsidiaries.

                                    ARTICLE 5
                                    COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

     Section 5.01. Information. The Borrower will furnish to the Administrative Agent, for each of the Lenders:

          (a) as soon as available and in any event within 100 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and retained earnings and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on without material qualification by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of income for such Fiscal Quarter and the related consolidated statements of income and cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income and of cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
     5.09 to 5.13, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

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

          (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.01(c) above;

          (e) prior to the Mandatory Prepayment Release Date, on or prior to 100 days after the end of each Fiscal Year ending during the Restricted Period, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth in reasonable detail the calculation of Excess Cash Flow and the Excess Cash Flow Prepayment Amount for such Fiscal Year;

          (f) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (g) promptly after the mailing thereof to the Borrower's stockholders generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

          (i) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of

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

     such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (j) as soon as reasonably practicable after any Responsible Officer obtains knowledge of the commencement of an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of the Loan Documents, a certificate of a senior financial officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender;

          (k) promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon a Responsible Officer's obtaining knowledge of, (i) the existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect; and

          (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

     Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(g) and 5.01(h) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 5.01(c) and (ii) the

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Borrower shall deliver paper copies of the information referred to in Sections
5.01(a), 5.01(b), 5.01(g) or 5.01(h) to any Lender which requests such delivery.

     Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before delinquency, all material taxes, assessments and governmental charges or levies imposed upon it or its income or profits or in respect of its property, except where the same are contested in good faith by appropriate proceedings.

     Section 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, provided that no item of property need be so kept if the failure to keep it so individually or in the aggregate with all other items not so kept by the Borrower and its Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the Borrower's name or in such Subsidiary's own name) insurance on all their respective properties consistent with the insurance maintained on the date hereof or otherwise in at least such amounts (with no materially greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute owning similar properties in such area and engaged in the same or a similar business, in either case, to the extent available to the Borrower and its Subsidiaries on commercially reasonable terms. The Borrower will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries. Subject to
Section 5.07, the Borrower and its Subsidiaries will maintain their respective corporate or other company existences and their respective rights, privileges and franchises, except to the extent that the failure to maintain those rights, privileges and franchises, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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

     Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

     Section 5.07. Mergers and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person; provided that nothing in this Section shall prohibit (i) the Borrower from merging with any Subsidiary (other than a JV Subsidiary) if the Borrower is the corporation surviving such merger and, immediately after giving effect to such merger, no Default shall exist or (ii) any Subsidiary from merging with any Person if the entity surviving the merger is such Subsidiary or becomes a Subsidiary as a result of that merger (and if either party to such merger is a Subsidiary Guarantor, the entity surviving the merger is a Subsidiary Guarantor) and immediately after giving effect to such merger, no Default shall exist. The Borrower will not sell or otherwise dispose of all or substantially all of its assets to any other Person or Persons. Prior to the Mandatory Prepayment Release Date, the Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer of the Borrower) and
(ii) the consideration therefor consists solely of cash or cash equivalents and notes and equity securities, such notes and equity securities having an aggregate value not to exceed 15% of the aggregate amount of consideration received by the Borrower and its Subsidiaries with respect to such Asset Sale; provided that this provision shall not apply to a Major Asset Sale effected in accordance with Section 5.22.

     Section 5.08. Use of Proceeds. The proceeds of the Revolving Loans will be used by the Borrower for general corporate purposes, including, without limitation, working capital purposes. None of the proceeds of the Loans will be used, in violation of any applicable law or regulation, including without limitation of Regulation U. None of the proceeds of the Revolving Loans will be used to repay Debt of LCR.

     Section 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the Closing Date securing Existing Debt in an aggregate principal amount not exceeding $75,000,000;

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          (b)       any Lien existing on any asset of any Person at the time
     such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing, or improving such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction or improvement thereof;

          (d) any Lien existing on any asset prior to the acquisition thereof by merger or otherwise by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (except by the amount of any costs associated with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

          (f) Liens to secure a Debt owing to the Borrower or a Subsidiary Guarantor;

          (g)       Liens created under the Collateral Documents;

          (h)       Ordinary Course Liens;

          (i)       [Reserved];

          (j) Liens not otherwise permitted by this Section securing Debt in an aggregate principal amount at no time exceeding (x) $50,000,000 less
     (y) the aggregate outstanding principal amount of Debt of Subsidiaries permitted solely by clause (g) of Section 5.10 at such time and less (z) the aggregate outstanding principal amount of Debt of Persons other than Subsidiaries permitted solely by Section 5.22(c);

          (k) Liens on TDI Assets (i) securing Debt in an aggregate principal amount not exceeding $200,000,000 that is incurred or assumed for the purpose of improving the Rhodia TDI Plant, or (ii) arising pursuant to a sublicense of the TDI License by the Borrower (or a Subsidiary that is party to the TDI License) to the Borrower Joint Venture (or special purpose Subsidiary of Rhodia or the Borrower) that owns the Rhodia TDI Plant; and

          (l)       Asset Sale Liens.

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

     Section 5.10. Limitation on Subsidiary Debt. The Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:

          (a)       Debt under the Loan Documents;

          (b) the Existing Debt of such Subsidiary outstanding on the Closing Date; and (except in the case of the Existing ARCO Chemical Debt described in clause (i) of the definition of such term, which if refinanced with other Debt may be refinanced only with Debt of the Borrower) refinancings thereof provided that the principal amount thereof is not increased beyond the amount outstanding thereunder on the date hereof and the amount of any refinancing costs;

          (c)       Debt secured by Liens permitted by Section 5.09;

          (d) intercompany Debt of an Obligor owing to an Obligor, or of any Subsidiary which is not an Obligor owing to the Borrower or any other Subsidiary, or of any Obligor owing to any Subsidiary which is not an Obligor if such Debt is expressly subordinated to the prior payment in full in cash of all amounts payable by such Obligor under the Loan Documents;

          (e) Debt of a Subsidiary Guarantor consisting of a Guarantee of a Debt Incurrence by the Borrower; provided that if such Debt Incurrence involves the issuance of Senior Subordinated Notes, such Guarantee shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee on terms no less favorable to the Lenders than the subordination provisions governing the Senior Subordinated Notes;

          (f) Debt of Foreign Subsidiaries and other Subsidiaries conducting substantially all their operations outside the United States in an aggregate outstanding principal amount at no time exceeding $300,000,000;

          (g) Debt of Subsidiaries not otherwise permitted by this Section incurred after the Closing Date in an aggregate principal amount at any time outstanding not to exceed (x) $50,000,000 less (y) the aggregate outstanding principal amount of Debt secured by Liens permitted solely by clause (j) of Section 5.09 at such time and less (z) the aggregate outstanding principal amount of Debt of Persons other than Subsidiaries permitted solely by Section 5.22(c) at such time; and

          (h) Debt of LMC existing at the Restatement Date in an amount not exceeding $1,500,000 and, to the extent the same may

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

     constitute Debt, obligations of LMC in respect of the acquisition of MCN Investment Corporation's interests in LMC; provided that the aggregate principal amount of Debt permitted by this clause (h) shall at no time exceed $25,000,000;

provided that, notwithstanding the foregoing, the Borrower will not permit any JV Subsidiary to incur or at any time be liable with respect to any Debt, other than obligations of such JV Subsidiary in respect of the Borrower Joint Venture in which it holds an equity interest and arising by reason of such JV Subsidiary's ownership of such equity interest.

     Section 5.11. Adjusted Debt to Adjusted EBITDA. At any date during each period set forth below, the ratio of (i) Adjusted Debt at such date to (ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date will not exceed the ratio set forth below opposite such period:

     PERIOD                                      RATIO
     ------                                      -----

     December 31, 2001 - June 29, 2002           9.00
     June 30, 2002 - September 29, 2002          8.50
     September 30, 2002 - December 30, 2002      9.50
     December 31, 2002 - March 30, 2003          9.25
     March 31, 2003 - June 29, 2003              9.00
     June 30, 2003 - September 29, 2003          7.75
     September 30, 2003 - December 30, 2003      6.75
     December 31, 2003 - March 30, 2004          6.00
     March 31, 2004 - June 29, 2004              5.25
     June 30, 2004 - September 29, 2004          4.50
     September 30, 2004 - December 30, 2004      4.00
     December 31, 2004 - December 30, 2005       3.50
     On and after December 31, 2005              3.00

     Section 5.12. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter ending during each period set forth below, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:

     PERIOD                                      RATIO
     ------                                      -----

     April 1, 2002 - June 30, 2002               1.20
     July 1, 2002 - March 31, 2003               1.10
     April 1, 2003 - June 30, 2003               1.25
     July 1, 2003 - September 30, 2003           1.40
     October 1, 2003 - December 31, 2003         1.60
     January 1, 2004 - March 31, 2004            1.80
     April 1, 2004 - June 30, 2004               2.10

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     July 1, 2004 - September 30, 2004           2.30
     At any time thereafter                      2.60

     Section 5.13. Minimum Consolidated Net Worth. Consolidated Net Worth will not at the end of any Fiscal Quarter be less than an amount equal to the sum of
(i) $175,000,000 and (ii) an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter ending after March 31, 1998 but on or before the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) plus (iii) 75% of the amount by which Consolidated Net Worth is increased after March 31, 1998 as a result of the issuance and sale of capital stock of the Borrower or the conversion or exchange of Debt of the Borrower into capital stock of the Borrower minus (iv) the amount by which Consolidated Net Worth shall have been reduced by reason of one-time charges and/or losses in connection with (A) a TDI Sale and (B) the TDI Restructuring in an amount not exceeding $80,000,000.

     Section 5.14. Lease Payments. Neither the Borrower nor any Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the Closing Date) of ten years or more if, immediately after giving effect thereto, the aggregate amount of minimum lease payments for which the Borrower and its Subsidiaries are liable will exceed $150,000,000 for any Fiscal Year under all such leases (excluding capital leases); provided that, notwithstanding the foregoing, the Borrower will not permit any JV Subsidiary to incur or at any time be liable with respect to any such rental payments, other than obligations of such JV Subsidiary in respect of the Borrower Joint Venture in which it holds an equity interest and arising by virtue of such JV Subsidiary's ownership of such equity interest.

     Section 5.15. Restricted Payments; Optional Prepayments. (a) Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment; provided that so long as at the time no Default shall exist, the Borrower may
(i) pay dividends on any preferred stock issued pursuant to Section 5.21 and
(ii) pay regular quarterly dividends on its common stock at a rate not exceeding $0.225 per share per quarter (adjusted to reflect any stock split, stock dividend, stock combination or similar transaction subsequent to the date hereof).

     (b) Prior to the Mandatory Prepayment Release Date, neither the Borrower nor any Subsidiary will optionally prepay, redeem, purchase, acquire or make any other principal payment in respect of any Debt, including any refinancing thereof, other than (i) the Loans, (ii) Working Capital Facilities, (iii) intercompany Debt, (iv) the Senior Notes from Net Cash Proceeds and Excess Cash Flow Prepayment Amounts to the extent that those Net Cash Proceeds and Excess Cash Flow Prepayment Amounts are not applied to prepayment of the Term Loans pursuant to Section 2.04(c) by reason of Section 2.04(e) thereof and

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(v) the Senior Notes to the extent of any amount that is offered in prepayment, and is not applied to prepayment, of the Term Loans pursuant to Section 2.09(d).

     Section 5.16. Investments; Business Acquisitions. Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person or make any Business Acquisition other than:

          (a)       Investments in the Borrower and its Subsidiaries;

          (b)       Investments in Borrower Joint Ventures;

          (c)       Temporary Cash Investments;

          (d) employee Loans and advances for travel, entertainment, relocation and other ordinary business expenses;

          (e) Business Acquisitions; provided, that the aggregate cash consideration for Business Acquisitions (other than Specified Business Acquisitions) made by the Borrower and its Subsidiaries during the Restricted Period shall not exceed $25,000,000;

          (f) Investments consisting of notes and equity securities received as consideration for Asset Sales, to the extent permitted by the last sentence of Section 5.07; and

          (g) other Investments made after the Restatement Date if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause does not exceed $25,000,000.

     Section 5.17. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect, any transaction with any Affiliate, except on an arms-length basis; provided that the foregoing provisions of this Section shall not prohibit (i) any Restricted Payment permitted by Section 5.15 or (ii) any Subsidiary from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class. It is understood that the agreements set forth in Schedule 5.20 do not contravene this Section.

     Section 5.18. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any

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

agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary, (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired,
(e) Guarantee any Debt of the Borrower or another Subsidiary or (f) suffer to exist any Lien on capital stock or other equity interests issued by it; provided that the following shall be permitted: (i) the Loan Documents; (ii) the agreements governing the Existing Debt as in effect on the Restatement Date;
(iii) agreements between a JV Subsidiary and another partner or member of the Borrower Joint Venture of which such JV Subsidiary is a partner or member so long as the limitations imposed thereby are not materially more restrictive than those contained in agreements set forth in Schedule 5.20; (iv) agreements with respect to Debt secured by Liens permitted under Section 5.09(b) - (e) containing restrictions on the ability to transfer or grant Liens on the assets securing such Debt; (v) customary restrictions contained in stock purchase agreements, asset sale agreements limiting the transfer of assets pending the closing of the sale and customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business; (vi) the PBGC Settlement Agreement; (vii) agreements entered into in connection with Debt Incurrences by the Borrower containing limitations no more restrictive than those contained in the instruments governing (x) the Debt described in clauses
(i) - (iv) of the definition of Existing Borrower Debt as in effect on the Restatement Date or (y) the Senior Notes or the Senior Subordinated Notes as in effect on the Restatement Date; (viii) restrictions existing on the Closing Date on POSM and any Subsidiary whose only significant assets are partnership interests in POSM; (ix) customary limitations on the activities of a Special Purpose Subsidiary; and (x) agreements between the Borrower or a non-wholly owned Subject Assets Transferee and the Acquiring Person (or an affiliate thereof) of an interest in such non-wholly owned Subject Assets Transferee so long as the limitations imposed thereby are not materially more restrictive than those contained in the agreements set forth in Schedule 5.20; and provided further that (x) clauses (c) and (d) above shall be inapplicable to any Foreign Subsidiary or other Subsidiary conducting substantially all its operations outside the United States, (y) clauses (c), (d) and (e) shall be inapplicable to any Subject Assets Transferee and (z) from and after the Mandatory Prepayment Release Date, clause (d) shall be inapplicable to the Borrower or any other Subsidiary.

     Section 5.19. Further Assurances. (a) The Borrower will, and will cause each other Obligor to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time request, which may be necessary in the reasonable judgment of the Administrative Agent from time to time to assure, perfect,

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

convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

     (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

     (c) The Borrower will not, and will not permit any of its Subsidiaries (other than a Foreign Subsidiary) to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

     (d)  The Borrower will:

            (i) cause each Person which becomes a Significant Subsidiary (excluding any Borrower Joint Venture, JV Subsidiary, Foreign Subsidiary, Special Purpose Subsidiary, or Subject Assets Transferee) after the Closing Date to become a party to the Subsidiary Guarantee as guarantor by executing a supplement thereof in form and substance satisfactory to the Administrative Agent;

           (ii) maintain direct and indirect ownership interests in each of Equistar and LCR not less than those held by it at the date hereof (subject
     (x) in the case of LCR, to the right of CITGO Petroleum Corporation to acquire additional interests so as to reduce the Borrower's indirect equity interest to 50% and (y) in the case of each such Borrower Joint Venture, to the admission of additional partners or members, as the case may be, so long as the product of (I) the EBITDA of such Borrower Joint Venture, calculated on a pro forma basis (without credit for anticipated expense reductions or similar synergies) for its then most recent fiscal year for which financial statements are available multiplied by (II) the percentage representing the Borrower's direct and indirect ownership in such Borrower Joint Venture (the "EBITDA Product"), calculated after giving effect to such admission of any additional partner or member, is not less than the EBITDA Product calculated before giving effect to such admission); provided that the Borrower may sell all (but not less than all) of its direct or indirect ownership interests in LCR in compliance with Section 5.07;

          (iii) cause each Person which becomes a JV Subsidiary (other than a Foreign Subsidiary) after the Closing Date, to enter into a JV

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

     Subsidiary Security Agreement and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests (subject to Permitted Liens) upon its rights to receive distributions from any Borrower Joint Venture in which it holds an equity interest, to secure the obligations under the Loan Documents;

           (iv) pledge, or cause to be pledged, pursuant to the Borrower Pledge Agreement, (x) in the case of any Significant Subsidiary described in clause (i) above, any JV Subsidiary described in clause (iii) above, any Special Purpose Subsidiary and any Subject Assets Transferee which is not a Borrower Joint Venture or a Foreign Subsidiary, all the capital stock or other equity interests of such Subsidiary owned directly by the Borrower and (y) in the case of any Foreign Subsidiary which becomes a Significant Subsidiary of the Borrower or a Subject Assets Transferee after the Closing Date, to the extent permitted by applicable law, 65% of the voting stock or other voting equity interests of such Foreign Subsidiary, and 100% of any other capital stock or other equity interest, owned directly by the Borrower; and

            (v) take, and cause the appropriate Subsidiaries to take, such actions as may be necessary or desirable to effect the steps required by the foregoing paragraphs (i), (ii), (iii) and (iv) as soon as practicable and in any event within 10 Domestic Business Days after the day on which the Borrower is required to deliver financial statements pursuant to
     Section 5.01(a) and 5.01(b) with respect to the Fiscal Quarter during which the event requiring such steps occurs, including without limitation (x) executing and delivering, or causing the appropriate Subsidiaries to execute and deliver, to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements and other documents and (y) delivering, or causing such Subsidiaries to deliver, such certificates, evidences of corporate action, legal opinions or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section.

     Section 5.20. Restrictions on Borrower Joint Ventures. The Borrower shall use its best efforts, including, without limitation, by voting (through the JV Subsidiaries) its indirect interest in any Borrower Joint Venture at any meetings of the respective governing bodies of such Borrower Joint Venture, to:

     (a) limit annual expenditures for fixed assets by Equistar and LCR to an aggregate amount of $400,000,000; provided that if the aggregate amount of such expenditures for fixed assets actually made in any calendar year indicated above shall be less than $400,000,000 then the amount of such shortfall may be added to the amount of such expenditures for fixed assets permitted for the immediately

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

succeeding calendar year; and provided further that expenditures in any year may exceed the foregoing annual limitation so long as the aggregate amount of all such excesses for all years during the term of this Agreement does not exceed $500,000,000; and provided further that the limitations set forth in this
Section 5.20(a) shall not apply to (and calculations hereunder shall exclude)
(x) expenditures for fixed assets in respect of projects for the sole account of, and funded exclusively by, partners or members of such Borrower Joint Ventures other than the Borrower or (y) expenditures of casualty insurance or condemnation proceeds;

     (b) maintain without material change (i) the cash distribution policy of Equistar as stated in the Equistar Partnership Agreement as in effect on the Closing Date and (ii) the cash distribution policy (as may be adjusted in connection with the LCR Recapitalization) of LCR as stated in the LCR Partnership Agreement as in effect on the Closing Date;

     (c) limit the Debt that any of Equistar or LCR creates, incurs, assumes or permits to exist (exclusive of Debt owing to the Borrower or a Subsidiary) to an aggregate outstanding principal amount which, together with all other outstanding Debt of such Borrower Joint Venture, does not exceed (i) in the case of Equistar, $3,100,000,000 and (ii) in the case of LCR, $1,750,000,000 plus, in each case, the amount of any Additional JV Debt;

     (d) prevent each of Equistar and LCR from, directly or indirectly, entering into, incurring or permitting to exist any agreement or other arrangement with any Person that prohibits, restricts or imposes any condition upon the ability of such Borrower Joint Venture to pay dividends or other distributions to, or to make or repay loans or advances to, the Borrower or any JV Subsidiary, which restrictions or conditions are materially more restrictive than those contained in agreements to which such Borrower Joint Venture is a party set forth in Schedule 5.20, as in effect on the Closing Date; and

     (e) maintain the rights of (i) Lyondell Petrochemical G.P. Inc. to appoint the chief executive officer of Equistar, as provided in the Equistar Partnership Agreement and (ii) Lyondell Refining Company to appoint, together with CITGO Gulf Coast Refining, Inc., the chief executive officer of LCR, as provided in the LCR Partnership Agreement.

     Section 5.21. Issuance of Equity Securities. On or after the date hereof, the Borrower shall consummate one or more Equity Issuances for gross cash proceeds of not less than $100,000,000 in the aggregate.

     Section 5.22. Major Asset Sales. (a) In connection with the consummation of a Major Asset Sale, so long as the conditions set forth in subsection (b) below are satisfied:

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

            (i) the Borrower and its Subsidiaries may transfer all or any portion of the Subject Assets (whether or not part of the Collateral) to a Subject Assets Transferee or to an Acquiring Person;

           (ii) the Borrower and its Subsidiaries may create Asset Sale Liens on the Subject Assets;

          (iii) any Liens arising under the Collateral Documents on the portion of the Subject Assets transferred to a Subject Assets Transferee or to an Acquiring Person will be released in accordance with the last sentence of Section 9.05(b); and

           (iv) any Liens arising under the Collateral Documents on the Subject Assets not released in accordance with paragraph (iii) will be subordinate to any Asset Sale Lien on such Subject Assets.

     (b) The provisions of subsection (a) are subject to the following conditions:

            (i) at the time of such Major Asset Sale, the Restricted Period shall have ended;

           (ii) at the time of such Major Asset Sale and after giving effect thereto (on a pro forma basis for purposes of Section 5.11), no Default shall exist;

          (iii) the sum of the gross cash proceeds received by the Borrower in respect of such Major Asset Sale plus the value of the interest of the Borrower in the Subject Assets Transferee (if any) after giving effect to such Major Asset Sale is not less than the value (as determined by the Board of Directors of the Borrower) of the portion of the Subject Assets transferred by the Borrower in connection with such Major Asset Sale;

           (iv) the Borrower directly or indirectly is the operator of the Subject Assets in which it or a Subject Assets Transferee retains an interest; and

            (v) if any Subject Assets are transferred to a Subject Assets Transferee, the Borrower complies with Section 5.19(d)(iii) and (iv) in connection with such Major Asset Sale.

     (c) No Subject Assets Transferee shall incur any Debt (other than (i) if such Subject Assets Transferee is a Subsidiary, Debt permitted to be incurred under Section 5.10(g) and (ii) if such Subject Assets Transferee is not a Subsidiary, Debt in an aggregate principal amount not to exceed (x) $50,000,000

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less (y) the aggregate outstanding principal amount of Debt of Subsidiaries permitted solely by clause (g) of Section 5.10 at such time less (z) the aggregate outstanding principal amount of Debt secured by Liens permitted solely by clause (j) of Section 5.09 at such time).

     (d) For purposes of this Section 5.22, the following terms have the following respective meanings:

          "Acquiring Person" means a Person other than a Subject Assets Transferee which acquires (i) all or a portion of the Subject Assets or
     (ii) an interest in a Subject Assets Transferee in connection with a Major Asset Sale.

          "Asset Sale Lien" means a Lien on the Subject Assets (including as a Lien for this purpose contractual rights with respect to the operation of the Subject Assets) arising in connection with a Major Asset Sale in favor of the Acquiring Person (or an affiliate thereof) which Lien does not secure any Debt.

          "Major Asset Sale" means an Asset Sale designated by the Borrower by prior notice to the Administrative Agent as a Major Asset Sale, so long as in connection therewith (i) the conditions specified in subsection (b) are satisfied and (ii) the Borrower receives Net Cash Proceeds in an aggregate amount not less than $1,000,000,000 (which shall be deemed Net Cash Proceeds of such Major Asset Sale for purposes of Section 2.04(d)). For this purpose (i) a transaction which produces substantially the same economic result as a sale of a partial interest in an asset, as might be achieved, for instance, through contractual arrangements allocating future revenues and costs attributable to the asset, shall be deemed an Asset Sale even though there may be no change in title to the asset or in the ownership of the Person which has title to the asset and (ii) a subsequent related transaction with the same Acquiring Person (or an Affiliate thereof) contemplated by the terms of the initial Major Asset Sale with such Person shall, for purposes of determining the applicability of and compliance with this Section, be deemed a single cumulative transaction.

          "Subject Assets" means, with respect to any Major Asset Sale, the assets which are the subject of such Major Asset Sale.

          "Subject Assets Transferee" means any Consolidated Subsidiary or Borrower Joint Venture which becomes the owner of the Subject Assets in connection with a Major Asset Sale.

     (e) Nothing in this Section limits the ability of the Borrower and its Subsidiaries to sell assets (including Collateral) in compliance with Section 5.07

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

in transactions which do not constitute Major Asset Sales, and to obtain a release of Collateral pursuant to the last sentence of Section 9.05(b) in connection with any such sale.

     Section 5.23. Capital Expenditures. For each Fiscal Year of the Borrower ending during the Restricted Period, Capital Expenditures of the Borrower and its Consolidated Subsidiaries will not exceed the applicable Limit Amount set forth in the table below, plus, for any such Fiscal Year, the amount if any (in no case to exceed $25,000,000) by which their Capital Expenditures for the immediately preceding Fiscal Year are less than the amount permitted hereunder:

                    FISCAL YEAR                    LIMIT AMOUNT
                    -----------                    --------------
                        2002           -           $  120,000,000
                        2003           -           $  130,000,000
                        2004           -           $   75,000,000
                        2005           -           $  200,000,000

                                   ARTICLE 6
                                    DEFAULTS

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail (i) to reimburse any drawing under any Letter of Credit when required hereunder or (ii) to pay when due any principal of any Loan;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Domestic Business Days;

          (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.01(f) or Section 5.07 through 5.18 or 5.20 through 5.23, inclusive;

          (d) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause 6.01(a), 6.01(b) or 6.01(c) or above) contained in this Agreement or any other Loan Document or any amendment hereof or thereof for 30 days after the

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     Administrative Agent gives notice thereof to the Borrower at the request of any Lender;

          (e) any representation, warranty, certification or statement made by any Obligor in any Loan Document or any amendment thereof or in any certificate delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (f) the Borrower and its Subsidiaries shall fail to make one or more payments aggregating more than $50,000,000 in respect of Debt or Derivatives Obligations when due or within any applicable grace period;

          (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided that (i) an event or condition which does not presently enable such holder or other Person to accelerate the maturity of such Debt and which is subsequently waived or cured will then no longer constitute an Event of Default hereunder; (ii) the existence or exercise of rights of holders of Debt under the Medium Term Notes to require repurchase thereof arising from the admission of subsidiaries of Occidental Chemical Corp. to Equistar shall not give rise to a Default under this subsection; and (iii) no Event of Default shall arise under this clause 6.01(g) in respect of Debt which is Guaranteed by, but is not otherwise Debt of, the Borrower or any Significant Subsidiary (including for this purpose the Borrower Joint Ventures);

          (h) (i) the Borrower or any Significant Subsidiary (including for this purpose the Borrower Joint Ventures, but excluding LCR so long as LCR is not at the time a "Significant Subsidiary" for purposes of the instruments governing the Senior Notes or the Senior Subordinated Notes), shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or (ii) shall fail generally to pay its debts as they become due, or (ii) shall take any corporate action to authorize any of the foregoing;

          (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary (including for this

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

     purpose the Borrower Joint Ventures, but excluding LCR so long as LCR is not at the time a "Significant Subsidiary" for purposes of the instruments governing the Senior Notes or the Senior Subordinated Notes), seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary (including for this purpose the Borrower Joint Ventures, but excluding LCR so long as LCR is not at the time a "Significant Subsidiary" for purposes of the instruments governing the Senior Notes or the Senior Subordinated Notes), under the federal bankruptcy laws as now or hereafter in effect;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
     Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, if any of the foregoing could reasonably be expected to have a Material Adverse Effect (it being understood that the fact of the Borrower becoming a party to the PBGC Settlement Agreement is not, in itself, expected to have a Material Adverse Effect);

          (k) judgments or orders for the payment of money exceeding $50,000,000 in aggregate amount (exclusive of amounts covered by insurance as to which the carrier has not contested coverage) shall be rendered against the Borrower or any Subsidiary (including for this purpose the Borrower Joint Ventures) and such judgments or orders shall continue undischarged, unsatisfied and unstayed for a period of 30 days; or enforcement remedies in respect of any such judgments or orders shall be commenced;

          (l)       a Change of Control of the Borrower shall have occurred;

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

          (m) (i) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on all the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or (ii) any Obligor shall so assert in writing; provided that if a failure of the sort described in clause 6.01(m) is susceptible of cure, no Event of Default shall arise under this clause 6.01(m) with respect thereto until 30 days after notice of such failure shall have been given to the Borrower by the Administrative Agent;

          (n) any Guarantee by any Subsidiary Guarantor pursuant to the Subsidiary Guarantee shall cease for any reason (other than pursuant to a transaction permitted hereunder) to be in full force and effect, or any Obligor shall so assert in writing;

          then, and in every such event, the Administrative Agent shall:

               (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate; and

              (ii) if requested by Lenders holding more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare all, or a pro rata portion of all, principal of the Loans (together in each case with accrued interest thereon) to be, and such principal of the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause 6.01(h)(i) or 6.01(i) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the entire principal amount of the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(d) or 6.01(m) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

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     Section 6.03.  Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of Lenders having more than 50% of the Letter of Credit Liabilities, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time; provided that, upon the occurrence of any Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

                                    ARTICLE 7
                                   THE AGENTS

     Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agents and Affiliates. Each financial institution serving as an Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and such financial institution and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

     Section 7.03. Action by the Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except, as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. None of the Agents, their respective affiliates, and the directors, officers, agents and employees of the Agents and their respective affiliates shall be liable for any action taken or not taken by it in

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connection herewith (i) with the consent or at the request of the Required
Lenders (or such different number of Lenders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates, and the directors, officers, agents and employees of the Agents and their respective affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing or issuance of a Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent;
(iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith or (v) the existence, validity or sufficiency of any Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. The Lenders shall, ratably in proportion to their Commitments, indemnify each Agent, its affiliates and the directors, officers, agents and employees of each such Agent and its affiliates (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Arranger, any Co-Arranger, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agents. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for such resigning Administrative Agent. If no successor Agent shall

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have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was an Administrative Agent.

     Section 7.09. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

     Section 7.10. Co-Syndication Agents, Co-Documentation Agents and Arrangers. No Agent other than the Administrative Agent and no Arranger shall have any responsibility, obligation or liability whatsoever under the Loan Documents in such capacity.

                                   ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loans of any Class:

     (a) the Administrative Agent is advised by the Reference Lenders that deposits in dollars in the applicable amounts are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

     (b) Lenders having at least 50% in aggregate amount of the Commitments of such Class (or, in the case of Term Lenders, holding at least 50% of the aggregate outstanding principal amount of the affected Class of Term Loans) advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i)

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the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding Euro-Dollar Loan of the affected Class shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including without limitation the National Association of Insurance Commissioners (the "NAIC")) charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive made or issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either
(i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Lenders.

     Section 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable

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agency (including without limitation the NAIC) charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive made or issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including without limitation the NAIC), which adoption, change, request or directive was effected after the date hereof, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this

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Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (the "Excluded Taxes") (i) in the case of each Lender Party, taxes imposed on its net income, and franchise, capital or similar taxes (including branch profits taxes) imposed on it, by a jurisdiction under the laws of which (or of a political subdivision of which) it is organized or in which its principal executive office is located or in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Lender under the laws and treaties in effect when such Lender first becomes a party to this Agreement if that Lender is in compliance with its obligations under Section 8.04(b).

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document other than Taxes and Excluded Taxes.

     (b) All payments by the Borrower to or for the account of any Lender Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

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     (c)  The Borrower agrees to indemnify each Lender Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other
Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender Party makes demand therefor.

     (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, (i) before it signs and delivers this Agreement in the case of each Lender Party listed on the signature pages hereof and before it becomes a Lender Party in the case of each other Lender Party, (ii) before it changes the country where its Applicable Lending Office is located, (iii) from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so), and (iv) at the time or times prescribed by applicable law, shall provide each of the Borrower and the Administrative Agent with (x) Internal Revenue Service form W-8 ECI or W-8 BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (y) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code).

     (e) For any period with respect to which a Lender Party has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender Party, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

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     (f)  If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

     Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Lenders) mutually satisfactory to the Borrower and the Administrative Agent (and, in the case of a Revolving Lender, the Issuing Banks and the Swing Loan Lender) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto, the outstanding Loans and Letter of Credit Liabilities of such Lender and assume the Commitment(s) of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans and Reimbursement Obligations plus any accrued but unpaid interest thereon and the accrued but unpaid fees for the account of such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.11 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment.

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                                   ARTICLE 9
                                  MISCELLANEOUS

     Section 9.01. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party: (i) in the case of the Borrower or any Agent, at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, or if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Notices by the Borrower pursuant to Article 2 shall be irrevocable; provided that, if a notice of optional or mandatory prepayment or termination or reduction of Commitments pursuant to Section 2.04, 2.08 or 2.09 is expressed to be contingent upon the consummation of a Reduction Event or other transaction, such notice may be revoked by the Borrower, or the effective date thereof may be postponed by a period of up to 30 days, in the event such transaction is delayed or cancelled; provided further that in any such event (i) the Borrower shall give the applicable Lenders through the Administrative Agent not less than three Euro-Dollar Business Days' notice of the ultimate effective date of any such notice and (ii) any such revocation or postponement of the effective date of a notice shall be subject to the rights of the Lenders under Section 2.11.

     Section 9.02. No Waivers. No failure or delay by any Lender Party exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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     Section 9.03.  Expenses; Indemnification. (a) The Borrower shall pay (i)
all out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lender Party, including the fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel), including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of any Commitments or any proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for (i) such Indemnitee's own gross negligence or willful misconduct or (ii) liabilities, losses, damages, costs and expenses arising out of a proceeding in which such Indemnitee and the Borrower are adverse parties and in which the Borrower prevails on the merits, in each case as determined by a court of competent jurisdiction.

     Section 9.04. Set-Offs. (a) If (i) an Event of Default has occurred and is continuing and Lenders holding more than 50% in aggregate unpaid principal amount of the Loans have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or (ii) the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Lender is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the account of the Borrower against any obligations of the Borrower to such Lender now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Lender shall have made any demand for payment under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this subsection are in addition to any other rights and remedies which the Lenders may have.

     (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans; and provided further that this Section shall not require sharing by the Swing Loan Lender of amounts received in respect of Swing Loans pursuant to Section 2.17.

     Section 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent, any Issuing Bank or the Swing Loan Lender (in such capacities) are affected thereby, by it); provided that no such amendment or waiver shall:

            (i) unless signed by all the Term Lenders, (A) reduce the principal of or rate of interest on any Term Loan or (B) postpone the date fixed for any payment of principal of or interest on any Term Loan,

           (ii) unless signed by all the Revolving Lenders, (A) increase or decrease the Revolving Commitment of any Revolving Lender (except for a ratable decrease in the Revolving Commitments of all the Revolving Lenders), (B) reduce the principal of or rate of interest on any Revolving Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees with respect thereto, or (C) postpone the date fixed for any payment of any principal of or interest on any Revolving Loan or for reimbursement in respect of any Letter of Credit or any interest thereon or fees with respect thereto or any fees payable with respect to the Revolving Commitments or for the termination of any Revolving Commitment, or (except as expressly provided in Section 2.16) the expiry date of any Letter of Credit,

          (iii) unless signed by all the Lenders, (A) change the percentage of the Commitments of any Class or of the aggregate unpaid principal amount of the Loans of any Class, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (B) release any Subsidiary Guarantor from the Subsidiary Guarantee or permit termination of the Subsidiary Guarantee or (C) effect or permit the release of all or substantially all of the Collateral,

           (iv) unless signed by Revolving Lenders holding, in the aggregate, Revolving Credit Percentages of greater than 50%, waive any condition to any Borrowing of Revolving Loan or issuance of Letter of Credit; or

            (v) unless signed by a Designated Lender or its Designating Lender, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Lenders of the applicable Class hereunder are similarly affected).

     (b) Any provision of the Collateral Documents or the Subsidiary Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral, release any Subsidiary Guarantor from the Subsidiary Guarantee or permit termination of the Subsidiary Guarantee. Notwithstanding the foregoing, including Section 9.05(a)(iii), Subsidiary Guarantees shall be terminated and Collateral (but not the proceeds thereof) shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale of assets, including the sale of a Subsidiary Guarantor, permitted by the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release.

     (c) Each Lender party hereto consents to the execution and delivery by the Administrative Agent of such amendments to the Collateral Documents as shall be necessary or desirable in order to permit any Senior Notes to be secured by the Collateral as contemplated by clause (iii) of the definition thereof.

     Section 9.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lender Parties.

     (b) Any Lender may at any time grant to one or more banks, institutions or other entities that regularly make, purchase or invest in bank loans (each a "Participant") participating interests in its Commitments or any or all of its Loans and Letter of Credit Liabilities. If a Lender grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) or (ii) of Section 9.05 without the consent of the Participant. The Borrower agrees that, subject to Section 9.06(e), each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.15 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 9.06(c) or 9.06(d)) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Lender may at any time assign to one or more banks, other institutions or other entities that regularly make, purchase or invest in bank loans (each an "Assignee") all, or a proportionate part of all, of its Commitment of any Class or its Loans and Letter of Credit Liabilities of any Class and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld or unreasonably delayed) and the Administrative Agent (and, in the case of a Revolving Commitment, the Issuing Banks and the Swing Loan Lender); provided that (i) after giving effect to any proposed assignment, (A) the Credit Exposure of the transferor Lender (or in the case of a transferor Lender that is a fund, the aggregate Credit Exposure of such Lender and its Related Funds) shall be equal to (x) $0 or at least $5,000,000 if the transferor is a Revolving Lender and (y) $0 or at least $1,000,000 if the transferor is a Term Lender and (B) the amount of the Credit Exposure of the transferor Lender subject to such assignment shall be at least equal to (x) $5,000,000 if the Assignee is a Revolving Lender or (y) $1,000,000, if the Assignee is a Term Lender, unless in either case the proposed Assignee is an affiliate of the transferor Lender, a Related Fund of any Lender or was a Lender immediately before such assignment,
(ii) if a proposed Assignee is an affiliate of a transferor Lender, a Related Fund of any Lender or was a Lender immediately before such assignment, no such consent of the Borrower or the Administrative Agent shall be required and (iii) if an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. When such instrument has been signed and delivered by the parties thereto and recorded as provided in Section 2.14, and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment to which any Agent or any affiliate of any Agent is a party), the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Related Fund. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 8.04(d).

     (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may, with the consent of the Administrative Agent, pledge all or any portion of its rights under this Agreement and its Note to its trustee in support of its obligations to its trustee or its noteholders. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances.

     Section 9.07.  Designated Lenders. (a) Subject to the provisions of this
Section 9.07, any Lender may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto. When a Lender and its Eligible Designee shall have signed a designation agreement substantially in the form of Exhibit E hereto and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this

Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the loans to be made by such Designating Lender pursuant to Section 2.01 and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that
(x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.07(b) shall survive the termination of this Agreement.

     Section 9.08. No Reliance on Margin Stock. Each of the Lenders represents to each Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. To the extent permitted by applicable law, the Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in the form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 9.11. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.12. ERISA Matters. (a) Representations and Warranties. Each Lender, solely with respect to itself, severally represents and warrants that one or more of the following is true with respect to all of the funds used to make or purchase any interest in any Loan or Letter of Credit Liability (or one or more of the following is true with respect to each portion of the funds used to make or purchase such interest in such Loan or Letter of Credit Liability if such funds are from more than one source):

            (i) no part of the funds to be used by it constitutes under the Internal Revenue Code or ERISA the assets of any ERISA Plan; or

           (ii) (A) the funds to be used by it constitute, under the Internal Revenue Code or ERISA, the assets of an insurance company pooled separate account, as such term is used in Prohibited Transaction Class

     Exemption 90-1 issued by the U.S. Department of Labor, or a "collective investment fund," as defined in Section IV of Prohibited Transaction Class Exemption 91-38 issued by the U.S. Department of Labor, in which an ERISA Plan has an interest, and (B) such Loan or Letter of Credit Liability or interest therein is, and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, entitled to full relief under Prohibited Transaction Class Exemption 90-1 or 91-38, as applicable; or

          (iii) (A) the funds to be used by it for any Loan or Letter of Credit Liability or interest therein which constitutes, under the Internal Revenue Code or ERISA, the assets of any ERISA Plan are invested in an investment fund which is managed by a "Qualified Professional Asset Manager" as such term is defined in Prohibited Transaction Class Exemption 84-14 issued by the U.S. Department of Labor, and (B) such Loan or Letter of Credit Liability or interest therein is and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, exempt under Prohibited Transaction Class Exemption 84-14 to the fullest extent provided therein;

           (iv) the assets to be used by it constitute the assets of an investment company registered under the Investment Company Act of 1940; or

            (v) the Lender is an "insurance company" and the funds to be used by it constitute assets of an "insurance company general account" as defined in Section V of Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor, and such Loan or Letter of Credit Liability or interest therein is, and shall at all times thereafter satisfy the requirements to be and shall be, exempt under Prohibited Transaction Class Exemption 95-60 to the fullest extent provided therein.

     (b) Representations of Transferees. Each Person that becomes an Assignee or Participant hereunder shall be deemed to make, effective upon the acceptance of any assignment of an interest hereunder or the entering into of any participation agreement contemplated in Section 9.06(b), the representations and warranties set forth in Section 9.12. Such deemed representation shall be effective against, and binding on, such Assignee or Participant to the same extent as if such Assignee or Participant had executed an original counterpart of this Agreement.

     (c) Additional ERISA Representations. Each Lender that now or hereafter makes or maintains any Loan or Letter of Credit Liability with any assets of any ERISA Plan (i) represents and warrants that it has evaluated for itself the merits of making or maintaining such Loan or Letter of Credit Liability; has not solicited and has not received from the Borrower or any of its Affiliates, any evaluation or other investment advice on any basis in respect of the advisability of making or maintaining such Loan or Letter of Credit Liability; and is not relying and has not relied on the Borrower or any of its Affiliates for any investment advice with respect to making or maintaining such Loan or Letter of Credit Liability in any manner that would cause the Borrower or any of its Affiliates to become a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Internal Revenue Code) in connection with making or maintaining such Loan or Letter of Credit Liability and (ii)acknowledges and confirms that none of the Borrower or any of its Affiliates is acting as a "fiduciary" (within the meaning of ERISA, the Internal Revenue Code or any other applicable law or any rulings or regulations thereunder) for such Lender in connection with making or maintaining such Loan or Letter of Credit Liability.

     Section 9.13. Confidentiality. Each Lender and Agent agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound commercial lending practices; provided that nothing herein shall prevent any Lender or Agent from disclosing such information (i) to any affiliate of such Lender or to any other Lender or Agent, (ii) to any other Person if reasonably incidental to the administration of the Loans and Letter of Credit Liabilities, (iii) to the extent required by applicable laws or regulations or upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which had been publicly disclosed other than as a result of a disclosure by any Agent or Lender prohibited by this Agreement, (vi) in connection with any litigation to which any Agent, any Lender or its subsidiaries or Parent may be a party, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) to such Lender's or Agent's legal counsel and independent auditors and (ix) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

     Section 9.14. Waiver. The Lenders hereby waive compliance with the provisions of Section 2.04 of the Original Credit Agreement and this Agreement in connection with the issuance of the Series D Senior Notes and the application of the proceeds thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           BORROWER:

                           LYONDELL CHEMICAL COMPANY


                           By:   /s/ Karen A. Twitchell
                                ---------------------------------------------
                                 Name:       Karen A. Twitchell
                                 Title:      Vice President and
                                             Treasurer
                                 Address:    1221 McKinney Street
                                             Suite 1600
                                             Houston, TX 77010
                                 Facsimile:  (713) 309-2178


                           REVOLVING LENDERS:

                           BANK OF AMERICA, N.A.,
                              as Co-Syndication Agent and as a Lender


                           By:   /s/ Richard L. Stein
                                ---------------------------------------------
                                 Name:       Richard L. Stein
                                 Title:      Principal


                           CITIBANK, N.A.,
                              as Co-Syndication Agent and as a Lender


                           By:   /s/ Carolyn Sheridan
                                ---------------------------------------------
                                 Name:       Carolyn Sheridan
                                 Title:      Managing Director

                           CREDIT SUISSE FIRST BOSTON,
                              CAYMAN ISLANDS BRANCH


                           By:   /s/ Paul L. Colon
                                ---------------------------------------------
                                 Name:       Paul L. Colon
                                 Title:      Vice President


                           By:   /s/ Venessa Gomez
                                ---------------------------------------------
                                 Name:       Vanessa Gomez
                                 Title:      Associate


                           JPMORGAN CHASE BANK,
                              as Administrative Agent and as a Lender


                           By:   /s/ Stacey Haimes
                                ---------------------------------------------
                                 Name:       Stacey Haimes
                                 Title:      Vice President
                                 Address:    270 Park Avenue
                                             New York, NY 10017
                                 Facsimile:  (212) 270-7939


                           SOCIETE GENERALE,
                              as Co-Documentation Agent and as a Lender


                           By:   /s/ Elizabeth W. Hunter
                                ---------------------------------------------
                                 Name:       Elizabeth W. Hunter
                                 Title:      Director

                           UBS AG, STAMFORD BRANCH


                           By:   /s/ Wilfred V. Saint
                                ---------------------------------------------
                                 Name:       Wilfred V. Saint
                                 Title:      Associate Director
                                             Banking Products
                                             Services, US


                           By:   /s/ Luke Goldsworthy
                                ---------------------------------------------
                                 Name:       Luke Goldsworthy
                                 Title:      Associate Director
                                             Banking Products Services, US


                           THE BANK OF NOVA SCOTIA


                           By:   /s/ M.D. Smith
                                ---------------------------------------------
                                 Name:       M.D. Smith
                                 Title:      Agent


                           CREDIT INDUSTRIEL ET COMMERCIAL


                           By:   /s/ Sean Mounier
                                ---------------------------------------------
                                 Name:       Sean Mounier
                                 Title:      First Vice President


                           By:   /s/ Brian O'Leary
                                ---------------------------------------------
                                 Name:       Brian O'Leary
                                 Title:      Vice President


                           BANK ONE, NA


                           By:   /s/ Daniel A. Davis
                                ---------------------------------------------
                                 Name:       Daniel A. Davis
                                 Title:      Director

                           THE BANK OF NEW YORK


                           By:   /s/ Raymond J. Palmer
                                ---------------------------------------------
                                 Name:       Raymond J. Palmer
                                 Title:      Vice President


                           DEPARTING LENDERS:

                           ABN AMRO BANK N.V.


                           By:   /s/ Paul B. Cronin
                                ---------------------------------------------
                                 Name:       Paul B. Cronin
                                 Title:      Senior Vice President


                           By:   /s/ Joseph Rizzi
                                ---------------------------------------------
                                 Name:       Joseph Rizzi
                                 Title:      Managing Director


                           ARAB BANK PLC, as a Departing Lender


                           By:   /s/ John Korthuis
                                ---------------------------------------------
                                 Name:       John Korthuis
                                 Title:      Vice President


                           BANK LEUMI USA


                           By:   /s/ Joung Hee Hong
                                ---------------------------------------------
                                 Name:       Joung Hee Hong
                                 Title:      Vice President


                           BANK OF CANTON OF CALIFORNIA


                           By:   /s/ Ben Hom
                                ---------------------------------------------
                                 Name:       Ben Hom
                                 Title:      SVP

                           BANK OF TOKYO-MITSUBISHI, LTD.


                           By:   /s/ Kelton Glasscock
                                ---------------------------------------------
                                 Name:       Kelton Glasscock
                                 Title:      VP & Manager


                           By:   /s/ Jay Fort
                                ---------------------------------------------
                                 Name:       Jay Fort
                                 Title:      Vice President


                           BANK POLSKA KASA OPIEKI SA


                           By:   /s/ Barry W. Henry
                                ---------------------------------------------
                                 Name:       Barry W. Henry
                                 Title:      Vice President


                           BARCLAYS BANK PLC


                           By:   /s/ Nicholas A. Bell
                                ---------------------------------------------
                                 Name:       Nicholas A. Bell
                                 Title:      Director
                                             Loan Transaction Management


                           BAYERISCHE HYPO-UND
                              VEREINSBANK AG, NY BRANCH


                           By:   /s/ Laura A. DePersis
                                ---------------------------------------------
                                 Name:       Laura A. DePersis
                                 Title:      Director


                           By:   /s/ Diane B. Vaccaro
                                ---------------------------------------------
                                 Name:       Diane B. Vaccaro
                                 Title:      Assoc. Director

                           BEDFORD CDO, LIMITED (Acct 1276)


                           By:   Pacific Investment Management
                                 Company LLC, as its Investment Advisor


                           By:   /s/ Mohan V. Phansalkar
                                ---------------------------------------------
                                 Name:       Mohan V. Phansalkar
                                 Title:      Vice President


                           BNP PARIBAS, as a Departing Lender


                           By:   /s/ Angela Bentley Arnold
                                ---------------------------------------------
                                 Name:       Angela Bentley Arnold
                                 Title:      Vice President


                           By:   /s/ Aurora Abella
                                ---------------------------------------------
                                 Name:       Aurora Abella
                                 Title:      Vice President


                           CHANG HWA COMMERCIAL BANK, LTD,
                              NEW YORK BRANCH


                           By:   /s/ Ming-Hsien Lin
                                ---------------------------------------------
                                 Name:       Ming-Hsien Lin
                                 Title:      VP & General Manager


                           CHIAO TUNG BANK, LTD.,
                              NEW YORK AGENCY


                           By:   /s/ Shyh-Jiann Peng
                                ---------------------------------------------
                                 Name:       Shyh-Jiann Peng
                                 Title:      SVP & General Manager


                           COMERICA BANK


                           By:   /s/ William S. Rogers
                                ---------------------------------------------
                                 Name:       William S. Rogers
                                 Title:      Vice President

                           CREDIT LYONNAIS


                           By:   /s/ Bernard Weymuller
                                ---------------------------------------------
                                 Name:       Bernard Weymuller
                                 Title:      Senior Vice President


                           DRESDNER BANK AG,
                              NEW YORK AND GRAND CAYMAN BRANCHES


                           By:   /s/ Joanna M. Solowski
                                ---------------------------------------------
                                 Name:       Joanna M. Solowski
                                 Title:      Director


                           By:   /s/ Vincent Carotenuto
                                ---------------------------------------------
                                 Name:       Vincent Carotenuto
                                 Title:      Associate


                           EATON VANCE CDO III, LTD,
                             as a Departing Lender


                           By:   Eaton Vance Management as
                                 Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           FIRST COMMERCIAL BANK,
                              NEW YORK AGENCY, AS A DEPARTING LENDER.


                           By:   /s/ Tzu-Hui Chen
                                ---------------------------------------------
                                 Name:       Tzu-Hui Chen
                                 Title:      Assistant General Manager

                           FLEET NATIONAL BANK,
                              as a Departing Lender


                           By:   /s/ Terrence Ronan
                                ---------------------------------------------
                                 Name:       Terrence Ronan
                                 Title:      Director


                           GUARANTY BANK


                           By:   /s/ Jim R. Hamilton
                                ---------------------------------------------
                                 Name:       Jim R. Hamilton
                                 Title:      Senior Vice President


                           GULF INTERNATIONAL BANK


                           By:   /s/ Issa N. Baconi
                                ---------------------------------------------
                                 Name:       Issa N. Baconi
                                 Title:      Executive Vice President
                                             Gulf International Bank
                                             as a Departing Lender


                           KBC BANK NV


                           By:   /s/ Robert Snauffer
                                ---------------------------------------------
                                 Name:       Robert Snauffer
                                 Title:      First Vice President


                           By:   /s/ Eric Raskin
                                ---------------------------------------------
                                 Name:       Eric Raskin
                                 Title:      Vice President


                           THE MITSUBISHI TRUST AND BANKING CORPORATION


                           By:   /s/ Yasushi Ishikawa
                                ---------------------------------------------
                                 Name:       Yasushi Ishikawa
                                 Title:      Senior Vice President

                           MIZUHO CORPORATE BANK, LTD.


                           By:   /s/ Nobuoki Koike
                                ---------------------------------------------
                                 Name:       Nobuoki Koike
                                 Title:      Senior Vice President


                           NATIONAL BANK OF EGYPT
                              NEW YORK BRANCH


                           By:   /s/ Hassan Eissa
                                ---------------------------------------------
                                 Name:       Hassan Eissa
                                 Title:      General Manager


                           By:   /s/ Carmelo L. Foti
                                ---------------------------------------------
                                 Name:       Carmelo L. Foti
                                 Title:      Vice President


                           OAK HILL CREDIT PARTNERS I, LIMITED


                           By:   Oak Hill CLO Management I, LLC as
                                  Investment Manager


                           By:   /s/ Scott D. Krase
                                ---------------------------------------------
                                 Name:       Scott D. Krase
                                 Title:      Vice President


                           OAK HILL SECURITIES FUND, L.P.


                           By:   Oak Hill Securities GenPar, L.P.,
                                  its General Partner

                           By:   Oak Hill Securities MGP, Inc.,
                                  its General Partner


                           By:   /s/ Scott D. Krase
                                ---------------------------------------------
                                 Name:       Scott D. Krase
                                 Title:      Vice President

                           OAK HILL SECURITIES FUND II, L.P.


                           By:   Oak Hill Securities GenPar, L.P.,
                                  its General Partner

                           By:   Oak Hill Securities MGP II, Inc.,
                                  its General Partner


                           By:   /s/ Scott D. Krase
                                ---------------------------------------------
                                 Name:       Scott D. Krase
                                 Title:      Vice President


                           PB CAPITAL CORP.


                           By:   /s/ Thomas Dearth
                                ---------------------------------------------
                                 Name:       Thomas Dearth
                                 Title:      Associate


                           By:   /s/ Jeff Frost
                                ---------------------------------------------
                                 Name:       Jeff Frost
                                 Title:      Managing Director


                           ROYALTON COMPANY (Acct 280)


                           By:   Pacific Investment Managing Company LLC,
                                  as its Investment Advisor


                           By:   /s/ Mohan V. Phansalkar
                                ---------------------------------------------
                                 Name:       Mohan V. Phansalkar
                                 Title:      Executive Vice President


                           SENIOR DEBT PORTFOLIO,
                              as a Departing Lender


                           By:   Boston Management and Research, as
                                  Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President

                           SOUTHERN PACIFIC BANK


                           By:   /s/ MunYoung Kim
                                ---------------------------------------------
                                 Name:       MunYoung Kim
                                 Title:      Vice President


                           SUMITOMO MITSUI BANKING CORPORATION


                           By:   /s/ Suresh Tata
                                ---------------------------------------------
                                 Name:       Suresh Tata
                                 Title:      Senior Vice President


                           SUNAMERICA SENIOR FLOATING RATE FUND INC.


                           By:   Stanfield Capital Partners LLC, as its
                                  subadvisor


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           SUNTRUST BANK


                           By:   /s/ Joseph M. McCreery
                                ---------------------------------------------
                                 Name:       Joseph M. McCreery
                                 Title:      Vice President


                           TAIPEIBANK NEW YORK AGENCY


                           By:   /s/ Sophia Jing
                                ---------------------------------------------
                                 Name:     Sophia Jing
                                 Title:    V.P. & G.M.

                           TCW SELECT LOAN FUND, LIMITED


                           By:   TCW Advisors Inc., as its Collateral Manager


                           By:   /s/ Jonathan R. Insull
                                ---------------------------------------------
                                 Name:       Jonathan R. Insull
                                 Title:      Managing Director


                           By:   /s/ William Brennan
                                ---------------------------------------------
                                 Name:       William Brennan
                                 Title:      Vice President


                           TEXTRON FINANCIAL CORPORATION


                           By:   /s/ Matthew J. Colgan
                                ---------------------------------------------
                                 Name:       Matthew J. Colgan
                                 Titl:       Director


                           TORONTO DOMINION (TEXAS), INC.,
                              as a Departing Lender


                           By:   /s/ Carolyn Faeth
                                ---------------------------------------------
                                 Name:       Carolyn Faeth
                                 Title:      Vice President


                           THE TRAVELERS INSURANCE COMPANY


                           By:   /s/ Allen R. Cantrell
                                ---------------------------------------------
                                 Name:       Allen R. Cantrell
                                 Title:      Investment Officer


                           UFJ BANK LIMITED


                           By:   /s/ John T. Feeney
                                ---------------------------------------------
                                 Name:       John T. Feeney
                                 Title:      Vice President

                           WESTDEUTSCHE LANDESBANK GIROZENTRALE
                              NEW YORK BRANCH, as Departing Lender


                           By:   /s/ Duncan M. Robertson
                                ---------------------------------------------
                                 Name:       Duncan M. Robertson
                                 Title:      Director


                           By:   /s/ Salvatore Battinelli
                                ---------------------------------------------
                                 Name:       Salvatore Battinelli
                                 Title:      Managing Director Credit
                                             Department


                           WINDSOR LOAN FUNDING, LIMITED


                           By:   Stanfield Capital Partners LLC,
                                  as its Investment Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           TERM LOAN LENDERS:

                           AERIES FINANCE-II LTD.


                           By:   INVESCO Senior Secured Management, Inc. as
                                  Sub-Managing Agent


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory


                           AIM FLOATING RATE FUND


                           By:   INVESCO Senior Secured Management, Inc.,
                                  as attorney in fact


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory

                           AIMCO CDO SERIES 2000-A


                           By:   /s/ Ronald Mendel
                                ---------------------------------------------
                                 Name:       Ronald Mendel
                                 Title:      Authorized Signatory


                           By:   /s/ Patricia W. Wilson
                                ---------------------------------------------
                                 Name:       Patricia W. Wilson
                                 Title:      Authorized Signatory


                           AIMCO CLO SERIES 2001-A


                           By:   /s/ Ronald Mendel
                                ---------------------------------------------
                                 Name:       Ronald Mendel
                                 Title:      Authorized Signatory


                           By:   /s/ Patricia W. Wilson
                                ---------------------------------------------
                                 Name:       Patricia W. Wilson
                                 Title:      Authorized Signatory


                           ALLSTATE LIFE INSURANCE COMPANY


                           By:   /s/ Ronald Mendel
                                ---------------------------------------------
                                 Name:       Ronald Mendel
                                 Title:      Authorized Signatory


                           By:   /s/ Patricia W. Wilson
                                ---------------------------------------------
                                 Name:       Patricia W. Wilson
                                 Title:      Authorized Signatory


                           AMARA-I FINANCE, LTD.


                           By:   INVESCO Senior Secured Management, Inc. as
                                  Financial Manager


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo

                                 Title:      Authorized Signatory


                           AMERICAN EXPRESS CERTIFICATE COMPANY


                           By:   American Express Asset Management Group
                                  Inc. as Collateral Manager


                           By:   /s/ Steven B. Staver
                                ---------------------------------------------
                                 Name:       Steven B. Staver
                                 Title:      Managing Director


                           APEX (TRIMARAN) CDO I, LTD.


                           By:   Trimaran Advisors, L.L.C.


                           By:   /s/ David M. Millison
                                ---------------------------------------------
                                 Name:       David M. Millison
                                 Title:      Managing Director


                           ARES III CLO LTD.


                           By:   ARES CLO Management LLC,
                                  Investment Manager


                           By:   /s/ Seth J. Brufsky
                                ---------------------------------------------
                                 Name:       Seth J. Brufsky
                                 Title:      Vice President


                           ARES IV CLO LTD.


                           By:   Ares CLO Management IV, L.P., Investment
                                  Manager

                           By:   Ares CLO GP IV, LLC, its Managing Member


                           By:   /s/ Seth J. Brufsky
                                ---------------------------------------------
                                 Name:       Seth J. Brufsky
                                 Title:      Vice President

                           ARES LEVERAGED INVESTMENT FUND II, L.P.


                           By:   ARES Management II, L.P., its General
                                  Partner


                           By:   /s/ Seth J. Brufsky
                                ---------------------------------------------
                                 Name:       Seth J. Brufsky
                                 Title:      Vice President


                           AURUM CLO 2002-1 LTD.


                           By:   Stein Roe & Farnham Incorporated as
                                  Investment Manager


                           By:   /s/ James R. Fellows
                                ---------------------------------------------
                                 Name:       James R. Fellows
                                 Title:      Sr. Vice President & Portfolio
                                             Manager


                           AVALON CAPITAL LTD.


                           By:   INVESCO Senior Secured Management, Inc.
                                  Portfolio Advisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory


                           AVALON CAPITAL LTD. 2


                           By:   INVESCO Senior Secured Management, Inc.
                                  Portfolio Advisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory

                           BLACKROCK SENIOR LOAN TRUST


                           By:   /s/ M.J. Williams
                                ---------------------------------------------
                                 Name:       M.J. Williams
                                 Title:      Director


                           CAPTIVA FINANCE LTD.


                           By:   /s/ Paul Cope
                                ---------------------------------------------
                                 Name:       Paul Cope
                                 Title       Director


                           CAPTIVA III FINANCE LTD. (Acct. 275), as advised
                              by Pacific Investment Management Company LLC


                           By:   /s/ David Dyer
                                ---------------------------------------------
                                 Name:       David Dyer
                                 Title:      Director


                           CAPTIVA IV FINANCE LTD. (Acct. 1275), as advised
                              by Pacific Investment Management Company LLC


                           By:   /s/ David Dyer
                                ---------------------------------------------
                                 Name:       David Dyer
                                 Title:      Director


                           SUMMIT INVESTMENT PARTNERS


                           By:   Carillon Holding Limited


                           By:   /s/ James K. Seagraves
                                ---------------------------------------------
                                 Name:       James K. Seagraves
                                 Title:      Senior Analyst

                           CARLYLE HIGH YIELD PARTNERS II, LTD.


                           By:   /s/ Linda Pace
                                ---------------------------------------------
                                 Name:       Linda Pace
                                 Title:      Principal


                           CARLYLE HIGH YIELD PARTNERS III, LTD.


                           By:   /s/ Linda Pace
                                ---------------------------------------------
                                 Name:       Linda Pace
                                 Title:      Principal


                           CARLYLE HIGH YIELD PARTNERS, L.P.


                           By:   /s/ Linda Pace
                                ---------------------------------------------
                                 Name:       Linda Pace
                                 Title:      Principal


                           CHARTER VIEW PORTFOLIO


                           By:   INVESCO Senior Secured Management, Inc. as
                                  Investment Advisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory


                           COLUMBUS LOAN FUNDING LTD.


                           By:   Travelers Asset Management
                                  International Company LLC


                           By:   /s/ Allen R. Cantrell
                                ---------------------------------------------
                                 Name:       Allen R. Cantrell
                                 Title:      Investment Officer

                           COSTANTINUS EATON VANCE CDO V, LTD.


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           EATON VANCE CDO II, LTD.


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           EATON VANCE CDO III, LTD.


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           EATON VANCE CDO IV, LTD.


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President

                           EATON VANCE INSTITUTIONAL SENIOR LOAN FUND


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           EATON VANCE SENIOR INCOME TRUST


                           By:   Eaton Vance Management
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President

                           ELC (CAYMAN) LTD.
                           ELC (CAYMAN) LTD. CDO SERIES 1999-1


                           By:   David L. Babson & Company Inc., in its
                                  individual capacity and as Collateral
                                  Manager
                           By:   /s/ William A. Hayes
                                ---------------------------------------------
                                 Name:       William A. Hayes
                                 Title:      Managing Director


                           ELF FUNDING TRUST III


                           By:   New York Life Investment Management, LLC,
                                  as attorney-in-fact


                           By:   /s/ F. David Melka
                                ---------------------------------------------
                                 Name:       F. David Melka
                                 Title:      Vice President

                           ELT LTD.


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Authorized Agent


                           GRAYSON & CO.


                           By:   Boston Management and Research
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           GREAT POINT CLO 1999-1 LTD.


                           By:   Sankaty Advisors, LLC as Collateral
                                  Manager for, as Term Lender


                           By:   /s/ Diane J. Exter
                                ---------------------------------------------
                                 Name:       Diane J. Exter
                                 Title:      Managing Director
                                             Portfolio Manager


                           HAMILTON CDO, LTD.


                           By:   Stanfield Capital Partners LLC
                                  as its Collateral Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           HARBOUR TOWN FUNDING TRUST


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Authorized Agent

                           HARBOUR VIEW CDO II LTD., FUND


                           By:   /s/ Bill Campbell
                                ---------------------------------------------
                                 Name:       Bill Campbell
                                 Title:      Manager


                           IDS LIFE INSURANCE COMPANY


                           By:   American Express Asset Management Group
                                  Inc., as Collateral Manager


                           By:   /s/ Steven B. Staver
                                ---------------------------------------------
                                 Name:       Steven B. Staver
                                 Title:      Managing Director


                           ING PRIME RATE TRUST


                           By:   ING Investments, LLC, as its investment
                                  manager


                           By:   /s/ Charles LeMieux, CFA
                                ---------------------------------------------
                                 Name:       Charles LeMieux, CFA
                                 Title:      Vice President


                           INNER HARBOR CBO 2001-1 LTD.


                           By:   T. Rowe Price Associates, Inc.,
                                  as Collateral Manager


                           By:   /s/ Nathaniel S. Levy
                                ---------------------------------------------
                                 Name:       Nathaniel S. Levy
                                 Title:      Vice President

                           INVESCO EUROPEAN CDO I S.A.


                           By:   INVESCO Senior Secured Management, Inc.,
                                  as Collateral Manager


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory


                           KZH CRESCENT-2 LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH CRESCENT-3 LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH CRESCENT LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH CYPRESSTREE-1 LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH ING-2 LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent

                           KZH SOLEIL LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH SOLEIL-2 LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH STERLING LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           KZH WATERSIDE LLC


                           By:   /s/ Susan Lee
                                ---------------------------------------------
                                 Name:       Susan Lee
                                 Title:      Authorized Agent


                           LANDMARK CDO LIMITED


                           By:   Aladdin Asset Management LLC
                                  as Manager


                           By:   /s/ Joseph Moroney
                                ---------------------------------------------
                                 Name:       Joseph Moroney
                                 Title:      Authorized Signatory

                           LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                              ADVANTAGE FUND


                           By:   Stein Roe & Farnham Incorporated as Advisor


                           By:   /s/ James R. Fellows
                                ---------------------------------------------
                                 Name:       James R. Fellows
                                 Title:      Sr Vice President & Portfolio
                                             Manager


                           LONGHORN CDO (CAYMAN) LTD.


                           By:   Merrill Lynch Investment Managers, L.P. as
                                  Investment Advisor


                           By:   /s/ Daniel Luchansky
                                ---------------------------------------------
                                 Name:       Daniel Luchansky
                                 Title:      Authorized Signatory


                           LONGHORN CDO II LTD.


                           By:   Merrill Lynch Investment Managers, L.P. as
                                  Investment Advisor


                           By:   /s/ Daniel Luchansky
                                ---------------------------------------------
                                 Name:       Daniel Luchansky
                                 Title:      Authorized Signatory


                           MAGNETITE ASSET INVESTORS, LLC


                           By:   /s/ M.J. Williams
                                ---------------------------------------------
                                 Name:       M.J. Williams
                                 Title:      Director

                           MAGNETITE ASSET INVESTORS, III, LLC


                           By:   /s/ M.J. Williams
                                ---------------------------------------------
                                 Name:       M.J. Williams
                                 Title:      Director


                           MAGNETITE IV CLO, LIMITED


                           By:   /s/ M.J. Williams
                                ---------------------------------------------
                                 Name:       M.J. Williams
                                 Title:      Director


                           MAPLEWOOD (CAYMAN) LIMITED


                           By:   David L. Babson & Company Inc. under
                                  delegated authority from Massachusetts
                                  Mutual Life Insurance Company as
                                  Investment Manager


                           By:   /s/ Mary Ann McCarthy
                                ---------------------------------------------
                                 Name:       Mary Ann McCarthy
                                 Title:      Managing Director


                           MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                           By:   David L. Babson & Company Inc., as
                                  Investment Manager


                           By:   /s/ Mary Ann McCarthy
                                ---------------------------------------------
                                 Name:       Mary Ann McCarthy
                                 Title:      Managing Director


                           MASTER SENIOR FLOATING RATE TRUST


                           By:   /s/ Daniel Luchansky
                                ---------------------------------------------
                                 Name:       Daniel Luchansky
                                 Title:      Authorized Signatory

                           MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                              BANK LOAN INCOME PORTFOLIO


                           By:   Merrill Lynch Investment Managers, L.P. as
                                  Investment Advisor


                           By:   /s/ Daniel Luchansky
                                ---------------------------------------------
                                 Name:       Daniel Luchansky
                                 Title:      Authorized Signatory


                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                           By:   /s/ Daniel Luchansky
                                ---------------------------------------------
                                 Name:       Daniel Luchansky
                                 Title:      Authorized Signatory


                           METROPOLITAN LIFE INSURANCE COMPANY


                           By:   /s/ James R. Dingler
                                ---------------------------------------------
                                 Name:       James R. Dingler
                                 Title:      Director


                           ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.


                           By:   ING Investments, LLC, as its investment
                                  manager


                           By:   /s/ Charles E. LeMieux, CFA
                                ---------------------------------------------
                                 Name:       Charles E. LeMieux, CFA
                                 Title:      Vice President

                           ML CLO XV PILGRIM AMERICA (CAYMAN) LTD.


                           By:   ING Investments, LLC, as its investment
                                  manager


                           By:   /s/ Charles E. LeMieux, CFA
                                ---------------------------------------------
                                 Name:       Charles E. LeMieux, CFA
                                 Title:      Vice President


                           MOUNTAIN CAPITAL CLO II LTD.


                           By:   /s/ Guy Major
                                ---------------------------------------------
                                 Name:       Guy Major
                                 Title:      Director


                           NATIONWIDE LIFE INSURANCE COMPANY


                           By:   /s/ Thomas S. Leggett
                                ---------------------------------------------
                                 Name:       Thomas S. Leggett
                                 Title:      Investment Officer


                           OASIS COLLATERALIZED HIGH INCOME PORTFOLIO-1, LTD.


                           By:   INVESCO Senior Secured Management, Inc., as
                                  Subadvisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory

                           OCTAGON INVESTMENT PARTNERS II, LLC


                           By:   Octagon Credit Investors, LLC
                                  as sub-investment manager


                           By:   /s/ Michael B. Nechamkin
                                ---------------------------------------------
                                 Name:       Michael B. Nechamkin
                                 Title:      Portfolio Manager


                           OCTAGON INVESTMENT PARTNERS III, LTD


                           By:   Octagon Credit Investors, LLC
                                  as Portfolio Manager


                           By:   /s/ Michael B. Nechamkin
                                ---------------------------------------------
                                 Name:       Michael B. Nechamkin
                                 Title:      Portfolio Manager


                           OCTAGON INVESTMENT PARTNERS IV, LTD.


                           By:   Octagon Credit Investors, LLC
                                  as collateral manager


                           By:   /s/ Michael B. Nechamkin
                                ---------------------------------------------
                                 Name:       Michael B. Nechamkin
                                 Title:      Portfolio Manager


                           OLYMPIC FUNDING TRUST, SERIES 1999-1


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Authorized Agent

                           OPPENHEIMER SENIOR FLOATING RATE FUND


                           By:   /s/ Bill Campbell
                                ---------------------------------------------
                                 Name:       Bill Campbell
                                 Title:      Manager


                           OXFORD STRATEGIC INCOME FUND


                           By:   Eaton Vance Management,
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.


                           By:   ING Investments, LLC,
                                  as its investment manager


                           By:   /s/ Charles E. LeMieux, CFA
                                ---------------------------------------------
                                 Name:       Charles E. LeMieux, CFA
                                 Title:      Vice President


                           PILGRIM CLO 1999-1 LTD.


                           By:   ING Investments, LLC,
                                  as its investment manager


                           By:   /s/ Charles E. LeMieux, CFA
                                ---------------------------------------------
                                 Name:       Charles E. LeMieux, CFA
                                 Title:      Vice President

                           PINEHURST TRADING, INC.


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Assistant Vice President


                           PPM SHADOW CREEK FUNDING LLC


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Assistant Vice President


                           RACE POINT CLO LIMITED as Term Lender


                           By:   Sankaty Advisors, LLC, as Collateral Manager


                           By:   /s/ Diane J. Exter
                                ---------------------------------------------
                                 Name:       Diane J. Exter
                                 Title:      Managing Director
                                              Portfolio Manager


                           ROSEMONT CLO, LTD.


                           By:   Deerfield Capital Management LLC
                                  as its Collateral Manager


                           By:   /s/ Mark E. Wittnebel
                                ---------------------------------------------
                                 Name:       Mark E. Wittnebel
                                 Title:      Sr. Vice President

                           SANKATY HIGH YIELD ASSET PARTNERS II, L.P.


                           By:   /s/ Diane J. Exter
                                ---------------------------------------------
                                 Name:       Diane J. Exter
                                 Title:      Managing Director
                                              Portfolio Manager


                           SANKATY HIGH YIELD PARTNERS III, L.P.


                           By:   /s/ Diane J. Exter
                                ---------------------------------------------
                                 Name:       Diane J. Exter
                                 Title:      Managing Director
                                              Portfolio Manager


                           SAWGRASS TRADING LLC


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Assistant Vice President


                           SEABOARD CLO 2000 LTD.


                           By:   Orix Capital Markets, LLC
                                  its Collateral Manager


                           By:   /s/ Sheppard H.C. Davis, Jr.
                                ---------------------------------------------
                                 Name:       Sheppard H.C. Davis, Jr.
                                 Title:      Managing Director

                           SENIOR DEBT PORTFOLIO.


                           By:   Boston Management and Research
                                  as Investment Advisor


                           By:   /s/ Scott H. Page
                                ---------------------------------------------
                                 Name:       Scott H. Page
                                 Title:      Vice President


                           SENIOR LOAN FUND


                           By:   Boston Management and Research
                                  as Investment Advisor


                           By:   /s/ M.J. Williams
                                ---------------------------------------------
                                 Name:       M.J. Williams
                                 Title:      Director


                           SEQUILS I, LTD


                           By:   TCW Advisors Inc., as its
                                  Collateral Manager


                           By:   /s/ Jonathan R. Insull
                                ---------------------------------------------
                                 Name:       Jonathan R. Insull
                                 Title:      Managing Director


                           By:   /s/ William Brennan
                                ---------------------------------------------
                                 Name:       William Brennan
                                 Title:      Vice President


                           SEQUILS IV, LTD


                           By:   TCW Advisors Inc., as its
                                  Collateral Manager


                           By:   /s/ Jonathan R. Insull
                                ---------------------------------------------

                                 Name:       Jonathan R. Insull
                                 Title:      Managing Director


                           By:   /s/ William Brennan
                                ---------------------------------------------
                                 Name:       William Brennan
                                 Title:      Vice President


                           SEQUILS - CENTURION V, LTD.


                           By:   American Express Asset Management Group
                                  Inc. as Collateral Manager


                           By:   /s/ Steven B. Staver
                                ---------------------------------------------
                                 Name:       Steven B. Staver
                                 Title:      Managing Director


                           SEQUILS-CUMBERLAND I, LTD.


                           By:   Deerfield Capital Management LLC
                                  as its Collateral Manager


                           By:   /s/ Mark E. Wittnebel
                                ---------------------------------------------
                                 Name:       Mark E. Wittnebel
                                 Title:      Sr. Vice President


                           SEQUILS-LIBERTY, LTD.


                           By:   INVESCO Senior Secured Management, Inc., as
                                  Collateral Manager


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory

                           SEQUILS-MAGNUM, LTD. (#1280)


                           By:   Pacific Investment Management Company LLC,
                                  as its Investment Advisor


                           By:   /s/ Mohan V. Phansalkar
                                ---------------------------------------------
                                 Name:       Mohan V. Phansalkar
                                 Title:      Executive Vice President


                           SKM-LIBERTYVIEW CBO I, LTD.


                           By:   /s/ Kenneth C. Klegal
                                ---------------------------------------------
                                 Name:       Kenneth C. Klegal
                                 Title:      Authorized Signatory


                           SRF 2000 LLC


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Assistant Vice President


                           STANFIELD ARBITRAGE CDO, LTD.


                           By:   Stanfield Capital Partners LLC
                                  as its Collateral Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner

                           STANFIELD CLO LTD.


                           By:   Stanfield Capital Partners LLC
                                  as its Collateral Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           STANFIELD QUATTRO CLO, LTD.


                           By:   Stanfield Capital Partners LLC
                                  as its Collateral Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           STANFIELD/RMF TRANSATLANTIC CDO, LTD.


                           By:   Stanfield Capital Partners LLC
                                  as its Collateral Manager


                           By:   /s/ Christopher A. Bondy
                                ---------------------------------------------
                                 Name:       Christopher A. Bondy
                                 Title:      Partner


                           STANWICH LOAN FUNDING LLC


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Assistant Vice President

                           STEIN ROE & FARNHAM CLO1 LTD.


                           By:   Stein Roe & Farnham Incorporated, as
                                  Portfolio Manager


                           By:   /s/ James R. Fellows
                                ---------------------------------------------
                                 Name:       James R. Fellows
                                 Title:      Sr. Vice President & Portfolio
                                             Manager


                           STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY


                           By:   Stein Roe & Farnham Incorporated


                           By:   /s/ James R. Fellows
                                ---------------------------------------------
                                 Name:       James R. Fellows
                                 Title:      Senior Vice President


                           SUFFIELD CLO, LIMITED


                           By:   David L. Babson & Company Inc., as
                                  Collateral Manager


                           By:   /s/ Mary Ann McCarthy
                                ---------------------------------------------
                                 Name:       Mary Ann McCarthy
                                 Title:      Managing Director


                           THE SUMITOMO TRUST & BANKING CO., LTD. NEW YORK
                           BRANCH


                           By:   /s/ Frances Wynne
                                ---------------------------------------------
                                 Name:       Frances Wynne
                                 Title:      Vice President

                           TERMOPYLAE FUNDING CORP.


                           By:   /s/ Frank B. Bilotta
                                ---------------------------------------------
                                 Name:       Frank B. Bilotta
                                 Title:      Vice President


                           TORONTO DOMINION (TEXAS), INC,
                              as a Term Loan Lender


                           By:   /s/ Carolyn Faeth
                                ---------------------------------------------
                                 Name:       Carolyn Faeth
                                 Title:      Vice President


                           TRAVELERS CORPORATE LOAN FUND INC.


                           By:   Travelers Asset Management International
                                  Company LLC


                           By:   /s/ Allen R. Cantrell
                                ---------------------------------------------
                                 Name:       Allen R. Cantrell
                                 Title:      Investment Officer


                           THE TRAVELERS INSURANCE COMPANY


                           By:   /s/ Allen R. Cantrell
                                ---------------------------------------------
                                 Name:       Allen R. Cantrell
                                 Title:      Investment Officer


                           TRITON CBO III, LIMITED


                           By:   INVESCO Senior Secured Management, Inc. as
                                  Investment Advisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo

                                 Title:      Authorized Signatory


                           TRITON CDO IV, LIMITED


                           By:   INVESCO Senior Secured Management, Inc. as
                                  Investment Advisor


                           By:   /s/ Joseph Rotondo
                                ---------------------------------------------
                                 Name:       Joseph Rotondo
                                 Title:      Authorized Signatory


                           VAN KAMPEN PRIME RATE INCOME TRUST


                           By:   Van Kampen Investment Advisory Corp.


                           By:   /s/ Darvin D. Pierce
                                ---------------------------------------------
                                 Name:       Darvin D. Pierce
                                 Title:      Executive Director


                           VAN KAMPEN SENIOR INCOME TRUST


                           By:   Van Kampen Investment Advisory Corp.


                           By:   /s/ Darvin D. Pierce
                                ---------------------------------------------
                                 Name:       Darvin D. Pierce
                                 Title:      Executive Director


                           VENTURE CDO 2002, LIMITED

                           By:   Barclays Capital Asset Management Limited,
                                  its investment advisor

                           By:   Barclays Bank PLC, New York Branch, its
                                  sub-advisor


                           By:   /s/ Kenneth Ostmann
                                ---------------------------------------------
                                 Name:       Kenneth Ostmann
                                 Title:      Director


                           WINGED FOOT FUNDING TRUST


                           By:   /s/ Ann E. Morris
                                ---------------------------------------------
                                 Name:       Ann E. Morris
                                 Title:      Authorized Agent

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                             _________ ___,_____

     For value received, LYONDELL PETROCHEMICAL COMPANY, a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Lender, the respective Classes and Types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of July 23, 1998 among Lyondell Petrochemical Company, certain financial institutions, Morgan Guaranty Trust Company of New York, as Administrative Agent,. DLJ Capital Funding Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, Citibank, N.A., The Chase Manhattan Bank and NationsBank, N.A, as Documentation Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                              LYONDELL PETROCHEMICAL COMPANY

                                              By:
                                                  -----------------------------
                                                    Name:

                                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                            CLASS AND        AMOUNT OF
               AMOUNT OF      TYPE           PRINCIPAL
   DATE         LOAN         OF LOAN          REPAID         NOTATION MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                       A-3

                                                                       EXHIBIT B

                           BAKER BOTTS L.L.P. OPINION

[Restatement Date]

TO:  JPMorgan Chase Bank, as Administrative
     Agent, and the Lenders referred to below

                            Lyondell Chemical Company

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(a)(i) of the Amended and Restated Credit Agreement dated as of June 27, 2002 (the "Credit Agreement") among Lyondell Chemical Company, as Borrower (the "Company"), JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, Societe Generale and UBS Warburg LLC, as Co-Documentation Agents, and the Lenders party thereto.

     Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement. The Company, Lyondell Chemical Worldwide, Inc., a Delaware corporation ("LCW"), Lyondell Chemical Nederland, Ltd., a Delaware corporation ("LCNL"), PO Offtake, LP, a Delaware limited partnership, Lyondell POTechGP, Inc., a Delaware corporation, Lyondell POTechLP, Inc. a Delaware corporation, Lyondell General Methanol Company, a Delaware corporation, Lyondell Limited Methanol Corporation, a Delaware corporation, ARCO Chemical Technology, Inc., a Delaware corporation, ARCO Chemical Technology, L.P., a Delaware limited partnership, Lyondell Refining Company, a Delaware corporation, Lyondell Refining LP, LLC, a Delaware limited liability company, Lyondell Petrochemical G.P. Inc., a Delaware corporation, and Lyondell Petrochemical L.P. Inc. a Delaware corporation, are hereinafter referred to, collectively, as the "Loan Parties" and, individually, as a "Loan Party".

     We have acted as counsel to the Company in connection with the Credit Agreement. In that connection we have examined executed counterparts of the following:

            (i)     the Credit Agreement;

           (ii) the Subsidiary Guarantee dated July 28, 1998 and the Subsidiary Guarantee dated as of April 17, 2000;

          (iii)     (A) the three Borrower Pledge Agreements, each dated
                    July 28, 1998, (B) the Pledge Agreement between the Company and the Administrative Agent dated December 31, 1998 (the "LLC

                    Pledge Agreement"), (C) the Pledge Agreement between LCW and the Administrative Agent dated as of May 17, 1999, and (D) the Pledge Agreement between the Company and the Administrative Agent dated as of March 31, 2000 (collectively, as amended by the documents identified in item (v) below, the "Existing Pledge Agreements");

           (iv)     (A) the JV Subsidiary Security Agreements, each dated
                    July 28, 1998, (B) the Security Agreement between Lyondell Refining LP, LLC and the Administrative Agent dated December 31, 1998, (C) the Security Agreement between the Company and the Administrative Agent, as the Collateral Agent, dated as of May 17, 1999, (D) the Security Agreement between LCW and the Administrative Agent, as the Collateral Agent, dated as of May 17, 1999, (E) the Security Agreement between PO Offtake, LP and the Administrative Agent dated as of March 31, 2000, and (F) the Security Agreement among Lyondell POTechGP, Inc., Lyondell POTechLP, Inc. and the Administrative Agent dated as of March 31, 2000 (as amended by the documents identified in item (v) below, the "Existing Security Agreements");

            (v) (A) the Amendment to Certain Security Agreements and Pledge Agreements dated as of May 17, 1999, and (B) the Amendment to Certain Security Agreements and Pledge Agreements dated as of December 4, 2001;

           (vi) the Amendment to Certain Security Agreements and Pledge Agreements of even date herewith, (the Existing Pledge Agreements and the Existing Security Agreements, as so amended, are hereinafter referred to as the "Amended Pledge Agreements" and the "Amended Security Agreements," respectively);

          (vii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective May 17, 1999 from the Company (as successor-by-merger to LCW) to James Condon, Trustee, for the benefit of the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Channelview, Texas facility of the Company, as amended by Amendment No. 1 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001;

         (viii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective May 17, 1999 from the Company (as successor-by-merger to LCW) to James Condon, Trustee, for the benefit of the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Bayport, Texas facility of the Company, as amended by Amendment No. 1 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001 (together with the agreements referred to in clause
                    (vii) immediately above, the "Existing Texas Mortgages", and as further amended by items (x) and (xi) below, respectively, the "Amended Texas Mortgages");

           (ix) the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective May 17, 1999 from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Mortgagee (as defined therein), with respect to the Lake Charles, Louisiana facility of the Company, as amended by Amendment No. 1 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001 (as so amended, the "Existing Louisiana Mortgage" and as further amended by item (xii) below, the "Amended Louisiana Mortgage", and, together with the Amended Texas Mortgages, the "Amended Mortgages");

            (x) Amendment No. 2 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Channelview, Texas facility of the Company;

           (xi) Amendment No. 2 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as succsssor-by-merger to LCW) to the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Bayport, Texas facility of the Company;

          (xii) Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Mortgagee (as defined therein), with respect to the Lake Charles, Louisiana facility of the Company; and

         (xiii)     the form of Note attached as Exhibit A to the Credit
                    Agreement.

Items (i) through (xiii) are hereafter sometimes referred to each as a "Loan Document," and collectively, the "Loan Documents". The Amended Pledge Agreements, the Amended Security Agreements and the Amended Texas Mortgages are collectively referred to herein as the "Amended Collateral Documents". In addition, we have examined the UCC financing statements (copies of which are attached hereto, together with the UCC financing statements referred to therein, the "Financing Statements") executed, respectively, by the Company, LCW and the JV Subsidiaries (other than Lyondell Petrochemical L.P. Inc.) prior to the date hereof and filed prior to the date hereof, certificates of representatives of the Loan Parties and other documents as the basis for our opinions hereinafter set forth.

          On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

          1. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Note, when properly completed and executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the Subsidiary Guarantees and the Amended Collateral Documents, other than the Louisiana Mortgage, constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against that Loan Party in accordance with its terms.

          2. The execution, delivery and performance by the Loan Parties of the respective Loan Documents (other than the Amended Mortgages) to which they are party do not (a) violate any applicable federal or New York law or (b) require as a condition precedent thereto consent or approval of, registration or filing with, or any other action by, any governmental authority, except for the filing and recordation of the Amended Mortgages and of UCC financing statements pursuant to the Loan Documents. The execution, delivery and performance of the Amended Texas Mortgages by the Company do not (a) violate any applicable federal or Texas law or (b) require as a condition precedent thereto consent or approval of, registration or filing with, or any other action by, any governmental authority, except for the filing and recordation of the Amended Texas Mortgages and of UCC financing statements pursuant to the Amended Texas Mortgages. The execution, delivery and performance by the Company of the Amended Louisiana Mortgage do not (a) violate any applicable federal law or (b) require as a condition precedent thereto consent or approval of, registration or filing with, or any other action by, any federal governmental authority.

          3. No Loan Party is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" as defined in the Public Utility Holding Company Act of 1935, as amended, or (c) otherwise subject to any statute or regulation (other than Regulations U and X of the Board of Governors of the Federal Reserve System) that restricts its ability to incur Debt under the Credit Agreement.

          4. The making of Loans and the application of the proceeds thereof as provided for in the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

          5. The Amended Security Agreements create valid security interests in favor of the Administrative Agent for the benefit of the "Secured Parties," as defined and to the extent provided therein, in all right, title and interest of the respective Loan Parties that are party thereto in that portion of the "Collateral" (as defined in the Amended Security Agreements) in which a security interest may be created under Article 9 of the Uniform Commercial Code in effect in the State of New York (the "New York Code"). Except as otherwise provided by Sections 9-303 through 9-306 of the New York Code, the perfection of such security interests will, pursuant to Section 9-301 of the New York Code, be determined under the local laws of the jurisdiction in which the debtor is located (which is the State of Delaware for each Loan Party), and assuming that Chapter 9 of the Uniform Commercial Code of the State of Delaware ("Delaware Code") governs the perfection of a security interest in personal property and that the Delaware Code is identical to the New York Code, as a result of the filing of the applicable Financing Statements executed by those respective Loan Parties, the Administrative Agent has a perfected security interest within the meaning of the Delaware Code in that portion of the Collateral and in the proceeds thereof in which a security interest may be created under Article 9 of the New York Code and perfected by so filing the Financing Statements, subject, however, with respect to proceeds, to Section 9-315 of the New York Code and any comparable provisions of the Delaware Code.

          6. Each Amended Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the "Secured Parties," as defined and to the extent provided therein, in all right, title and interest of the Company in the Subsidiary Shares (as such term is defined in those pledge agreements other than the LLC Pledge Agreement), in the Subsidiary Interest (as defined in the LLC Pledge Agreement) and in that portion of the Collateral (as defined in those pledge agreements) and the proceeds thereof to the extent a security interest may be created under the New York Code. As a result of the filing of the applicable Financing Statements executed by the Company, the Administrative Agent has a perfected security interest within the meaning of Chapter 9 of the New York Code in the Subsidiary Interest and such Collateral and in those proceeds to the extent such security interest therein may be perfected by so filing, subject, however, with respect to proceeds, to Section 9-315 of the

New York Code and any comparable provisions of the Delaware Code. Assuming (a) delivery in New York on or prior to this date to, and continued possession and control (within the meaning of Section 8-106 of the New York Code) in New York by, the Administrative Agent of the stock certificates representing the issued and outstanding Subsidiary Shares, together with stock powers properly executed in blank with respect thereto, and (b) the Administrative Agent acquired its interest in those Subsidiary Shares in good faith and without notice of any adverse claims (as such term is defined in Section 8-103 of the New York Code), the Administrative Agent has a perfected security interest in those Subsidiary Shares within the meaning of Article 9 of the New York Code, free of adverse claims to the extent provided by Articles 8 and 9 of the New York Code.

          7. Each Amended Texas Mortgage creates a valid lien in favor of the Administrative Agent for the benefit of the "Secured Parties," as defined and to the extent provided therein, in all right, title and interest of the Company in such of the "Mortgaged Property" described therein as constitutes real property under the law of the State of Texas (the "Real Property"). The proper recordings of the Amended Texas Mortgages in the real property records of the County Clerk of Harris County, Texas are the only filings, recordings and registrations necessary to publish notice and preserve the liens of the Amended Texas Mortgages in the Real Property. Each Amended Texas Mortgage creates a valid security interest in favor of the Administrative Agent for the benefit of such Secured Parties to the extent provided therein in all right, title and interest of the Company in that portion of the "Mortgaged Property" (other than the Real Property) in which a security interest may be created under Chapter 9 of the Texas Code (the "Texas UCC Collateral"). As a result of the filing of the applicable Financing Statements, the Administrative Agent has a perfected security interest within the meaning of the Texas Code in that portion of the Texas UCC Collateral which may be perfected by so filing such Financing Statements and in the proceeds thereof in which a security interest may be created under Chapter 9 of the Texas Code and perfected by so filing those Financing Statements, subject, however, with respect to proceeds, to Section
9.315 of the Texas Code.

          8. No mortgage tax, documentary stamp tax, recording tax, transfer tax or similar tax or charge is payable by the Administrative Agent to the State of Texas or any governmental agency thereof on account of the Liens created by the Amended Collateral Documents or the filing, recording or registration of the Texas Mortgages or the Financing Statements, except for nominal filing or recording fees.

          9. The security interests created by the Amended Collateral Documents secure all future Loans and Reimbursement Obligations of the Company in respect of the Letters of Credit and, insofar as the priority of those security interests is governed by the New York Code, the Delaware Code, the Texas Code and the Texas Property Code, have the same priority (subject to Section 9.307 of the New York Code and by comparable provisions of the Texas Code and Delaware
Code) with respect to those future extensions of credit as they have with respect to the Loans made on the date hereof, except (a) to the extent that any priority may be affected by any Lien imposed by law in favor of any government or governmental authority or agency and (b) as to after acquired property that is covered by those documents, Liens to which such property is subject at the time of acquisition by the applicable Loan Party.

          10. If all material facts and issues of law were presented and properly argued, a Texas court, or a federal court sitting in the State of Texas, should give effect to the governing law provisions of the Loan Documents, subject to Section 35.51(f)(4) of the Texas Code.

          11. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are party do not constitute a default under the ARCO Chemical Indenture.

          The foregoing opinions are subject to the following assumptions, qualifications and limitations:

               (A) We have, without independent verification, relied on certificates of representatives of the Loan Parties and the representations and warranties of the Loan Parties contained in the Loan Documents with respect to the accuracy of the factual matters contained therein and assumed with your approval (i) that each party to the Loan Documents has the power and authority to enter into those Loan Documents and to perform its obligations thereunder, (ii) the due authorization, execution and delivery of the Loan Documents by each party thereto, including such authorization, execution and delivery of the Credit Agreement by the requisite number of Lenders, (iii) that the Loan Documents constitute the legal, valid, binding and enforceable obligation of each party thereto (other than the Loan Parties) and (iv) the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals.

               (B) Our opinions set forth in paragraphs 1 through 9 are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws affecting creditor's rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), (iii) principles of materiality and reasonableness and implied covenants of good faith and fair dealing and (iv) the rights of the United States under the Federal Tax Lien Act of 1966, as amended. Additionally, the validity and enforceability of certain of the remedial and waiver provisions of the Amended Collateral Documents may be limited by applicable laws and judicial interpretations, but, in our opinion and subject to the other qualifications and limitations set forth herein and the economic consequences of any delay in the enforcement of the remedies provided for in the Loan Documents, those limitations should not substantially interfere with (i) the judicial enforcement of the obligation of the Company to repay the Loans and the interest accrued thereon (to the extent not deemed a penalty), as provided in the Credit Agreement, subject to Sections 51.003, 51.004 and 51.005 of the Texas Property Code, (ii) the acceleration of the obligation of the Company to repay the Loans, together with such interest, upon an Event of Default arising from the failure to pay such obligations when due or upon the failure to perform any other material provision of the Loan Documents to be performed by it or any other Loan Party and (iii) the judicial foreclosure or, if the Collateral Agent elects to exercise the power or right of sale as specified in the Amended Collateral Documents, the non-judicial foreclosure of the Liens created by the Amended Collateral Documents, and the sale of the personal property Collateral, at maturity or upon an acceleration described in clause (ii) immediately above in accordance with applicable law and the Loan Documents. Further to the foregoing, the provisions of the Loan Documents regarding the rights and remedies available to the Secured Parties after the occurrence of a Default or Event of Default are subject to procedural requirements that are not necessarily reflected in the Loan Documents which may affect or restrict the rights and remedies so stated to be available thereunder. We express no opinion as to whether a court would grant specific performance or any other equitable remedy or any particular remedy or the enforceability of any self-help remedy

               (C) With respect to our opinion in paragraph 3, we assume that the Loan Parties own no assets and conduct no business other than as described in the Company's Annual Report on Form 10-K for fiscal year 2001.

               (D) We call to your attention that Section 552 of the United States Bankruptcy Code limits the extent to which proceeds realized and property acquired by a debtor after the commencement of a case thereunder may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of that case.

               (E) No opinion is expressed above as to the enforceability of
          Section 9.02 or 9.04 of the Credit Agreement or provisions of similar import contained in any other Loan Document or any provision of the Loan Documents that purports to (i) waive rights of any party that cannot be waived as a matter of applicable law, (ii) entitle a party to indemnification or absolution from liability in respect of any matters arising under any securities laws or in whole or in part by reason of any illegal, wrongful or grossly negligent act or omission of that party,
          (iii) prohibit any unwritten waivers of or amendments to any provisions of the Loan Documents, (iv) establish any evidentiary standard, (v) restrict access to legal or equitable remedies or (vi) grant remedies exercisable when no Default or Event of Default exists.

               (F) We express no opinion as to (i) the enforceability of provisions relating to delay or omission of enforcement of rights or remedies, marshaling of assets, rights of third parties or prohibitions against transfer, alienation or hypothecation of property, (ii) the enforceability of a present assignment of assets or rental income from the Mortgaged Property without first requiring the Collateral Agent to obtain lawful possession of the Mortgaged Property after the occurrence of an Event of Default under the Loan Documents,
          (iii) any right to exclude a Loan Party from possession of the Mortgaged Property prior to the time lawful possession is obtained through foreclosure proceedings or other lawful means, (iv) the enforceability of provisions appointing a Person as attorney-in-fact for another Person, (v) whether a court would construe a yield maintenance payment due as a penalty which is not enforceable or collectible, (vi) the enforceability of provisions which leave any provision to subsequent agreement or (vii) the enforceability of any provisions that provide for certain acts or matters to be null and void automatically or ab initio.

               (G) No opinion is expressed above as to (i) the effect of any state or federal securities laws or regulations insofar as they are applicable to or otherwise affect any party to any Loan Document, the transactions contemplated by the Loan Documents or the exercise of any rights or remedies of any party to the Loan Documents or (ii) various state and federal laws and regulations applicable to banks, insurance companies or other financial institutions or the business or lending transactions of the Administrative Agent, the Agents or the Lenders or any assignee or participant of any such Person which may relate to the Loan Documents or the transactions contemplated thereby.

               (H) We express no opinion as to the priority of any Liens created by the Amended Collateral Documents, except to the extent set forth in paragraph 6. We have assumed, with your approval and without independent verification, that (i) the Financing Statements set forth the correct name and address of the Administrative Agent and (ii) the Loan Parties party to the Amended Collateral Documents have rights in the Collateral. We have assumed that (i) the descriptions of the previously filed Financing Statements referred to in the attached Financing Statements accurately identify the office(s) in which such financing statements were filed, the dates of filing and file numbers and the most recent continuation and amendment statements filed with respect thereto,

          (ii) the attached Financing Statements and such previously filed Financing Statements referred to therein, and any applicable continuation and amendment statements, are in fact properly filed in such filing offices, and (iii) the previously filed Financing Statements purportedly filed in filing offices other than in the State of Texas perfected the UCC Collateral under applicable law. We express no opinion as to (i) the value of, the accuracy or completeness of any description of, or the location or characterization of, any personal property Collateral or the value of, the location or characterization of, or the accuracy, completeness or sufficiency of any description of, the Real Property, including for purposes of notice or conveyance,
          (ii) the physical condition or actual use made of any Collateral and
          (iii) whether any Collateral is in compliance with any laws or regulations relating to the construction, occupancy or use thereof, including zoning laws, building codes and environmental laws.

               (I) We express no opinion with respect to any Collateral which is or may become fixtures (except as paragraph 7 sets forth), as-extracted collateral, equipment used in farming operations, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals at the wellhead or minehead.

               (J) We call to your attention that (i) assuming the Delaware Code is identical to the New York Code to such matter, the Delaware Code requires the filing of UCC continuation statements, executed by the secured party of record, within the period of six months prior to the expiration of each period of five years from the respective dates of the original filings of UCC financing statements in order to maintain the effectiveness of such filings, (ii) changes in the name, identity or corporate structure or the location (within the meaning of Section 9-307 of the New York Code and by comparable provisions of the Delaware Code) of the Loan Parties may cause the security interests of the Collateral Agent purported to be created by the Amended Collateral Documents to be unperfected unless new, appropriate UCC financing statements are properly filed in the appropriate jurisdictions.

               (K) Our opinion in paragraph 11 is not free from doubt. The ARCO Chemical Indenture does not define the phrase "equally and ratably" contained in Section 5.03 thereof, and we are not aware of any case in which a court has considered whether arrangements of the sort provided for in the Collateral Documents conflict with a covenant such as
          Section 5.03. Consequently, a court considering those arrangements might reach a conclusion different from ours.

          This opinion is limited to the applicable laws of the State of New York, the State of Texas (but only with respect to our opinions regarding the Amended Texas Mortgages taxes set forth in paragraph 8, future extensions of credit set forth in paragraph 9 and choice of law set forth in paragraph 10) and applicable federal law, each as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. We are not licensed to practice law in the State of Delaware and no opinion is expressed herein on the laws of the State of Delaware. We undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in law or future events affecting any of the transactions contemplated by any Loan Document. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Credit Agreement to be consummated on this date. This opinion may not be used for any other purpose or relied on by any other Person without, in each instance, our prior written consent.

                                                    Very truly yours,

                                                                       EXHIBIT C

                    BORROWER'S DEPUTY GENERAL COUNSEL OPINION

[Restatement Date]

To: JPMorgan Chase Bank, as Administrative Agent, and the Lenders referred to below

                            Lyondell Chemical Company

Ladies and Gentlemen:

     I am the Vice President, Deputy General Counsel and Assistant Secretary of Lyondell Chemical Company, a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the execution and delivery of the Amended and Restated Credit Agreement dated as of June 27, 2002 (the "Credit Agreement") among the Company, as Borrower, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, Societe Generale and UBS Warburg LLC, as Co Documentation Agents, and the Lenders party thereto. This opinion is furnished to you, at the request of the Company, pursuant to Section 3.01(a)(ii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

     I have examined the originals, or copies certified or otherwise identified, of the corporate records, including minute books, of the Company and each of Lyondell Chemical Worldwide, Inc. ("LCW"), Lyondell Refining Company, Lyondell General Methanol Company, Lyondell Limited Methanol Company, Lyondell Refining LP, LLC ("LRLP"), ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. ("ARCO LP"), Lyondell Petrochemcal G.P. Inc., Lyondell Petrochemcal L.P. Inc., Lyondell Chemical Nederland, Ltd., PO Offtake, LP ("POLP"), Lyondell POTechGP, Inc., and Lyondell POTechLP, Inc. (together with the Company, the "Loan Parties"), certificates of public officials and representatives of the Loan Parties, statutes and other instruments and documents as the basis for my opinions hereinafter set forth. In giving such opinions, I have relied upon certificates of officers of the Loan Parties with respect to the accuracy of the material factual matters contained in such certificates. I have assumed that all signatures on documents examined by me are genuine, all documents submitted to me are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

     I have examined and relied upon executed originals or photostatic copies, certified or otherwise identified to my satisfaction, of:

            (i)   the Credit Agreement;

           (ii) the Subsidiary Guarantee dated July 28, 1998 and the Subsidiary Guarantee dated as of April 17, 2000;

          (iii)   (A) the three Borrower Pledge Agreements, each dated
July 28, 1998, (B) the Pledge Agreement between the Company and the Administrative Agent dated December 31, 1998 (the "LLC Pledge Agreement"), (C) the Pledge Agreement between Lyondell Chemical Worldwide, Inc. ("LCW") and the Administrative Agent dated as of May 17, 1999, and (D) the Pledge Agreement between the Company and the Administrative Agent dated as of March 31, 2000 (collectively, as amended by the documents identified in item (v) below, the "Existing Pledge Agreements");

           (iv)   (A) the JV Subsidiary Security Agreements, each dated
July 28, 1998, (B) the Security Agreement between Lyondell Refining LP, LLC and the Administrative Agent dated December 31, 1998, (C) the Security Agreement between the Company and the Administrative Agent, as the Collateral Agent, dated as of May 17, 1999, (D) the Security Agreement between LCW and the Administrative Agent, as the Collateral Agent, dated as of May 17, 1999, (E) the Security Agreement between PO Offtake, LP and the Administrative Agent dated as of March 31, 2000, and (F) the Security Agreement among Lyondell POTechGP, Inc., Lyondell POTechLP, Inc. and the Administrative Agent dated as of March 31, 2000 (as amended by the documents identified in item (v) below, the "Existing Security Agreements");

            (v) (A) the Amendment to Certain Security Agreements and Pledge Agreements dated as of May 17, 1999, and (B) the Amendment to Certain Security Agreements and Pledge Agreements dated as of December 4, 2001;

           (vi) the Amendment to Certain Security Agreements and Pledge Agreements of even date herewith, (the Existing Pledge Agreements and the Existing Security Agreements, as so amended, are hereinafter referred to as the "Amended Pledge Agreements" and the "Amended Security Agreements," respectively);

          (vii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective
May 17, 1999 from the Company (as successor-by-merger to LCW) to James Condon, Trustee, for the benefit of the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Channelview, Texas facility of the Company, as amended by Amendment No. 1 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001;

         (viii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective
May 17, 1999 from the Company (as successor-by-merger to LCW) to James Condon, Trustee, for the benefit of the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Bayport, Texas facility of the Company, as amended by Amendment No. 1 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001 (together with the agreements referred to in clause (vii) immediately above, the "Existing Texas Mortgages", and as further amended by items (x) and (xi) below, respectively, the "Amended Texas Mortgages");

           (ix) the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 13, 1999 and effective
May 17, 1999 from the Company (as successor by merger to LCW) to the Administrative Agent, as the Mortgagee (as defined therein), with respect to the Lake Charles, Louisiana facility of the Company, as amended by Amendment No. 1 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 4, 2001 (as so amended, the "Existing Louisiana Mortgage" and as further amended by item (xii) below, the "Amended Louisiana Mortgage", and, together with the Amended Texas Mortgages, the "Amended Mortgages");

            (x) Amendment No. 2 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Channelview, Texas facility of the Company;

           (xi) Amendment No. 2 to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Beneficiary (as defined therein), with respect to the Bayport, Texas facility of the Company;

          (xii) Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of even date herewith from the Company (as successor-by-merger to LCW) to the Administrative Agent, as the Mortgagee (as defined therein), with respect to the Lake Charles, Louisiana facility of the Company; and

         (xiii)   the form of Note attached as Exhibit A to the Credit
Agreement;

(each a "Loan Document," and collectively, the "Loan Documents"). The Amended Pledge Agreements, the Amended Security Agreements and the Amended Mortgages are collectively referred to herein as the "Amended Collateral Documents".

     Based upon the foregoing, subject to the qualifications, limitations, exceptions and assumptions hereinafter set forth, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

          1.   Each of the Loan Parties (other than LCW, ARCO LP, LRLP and
POLP), is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted. POLP is a limited partnership duly formed and validly existing in good standing under the laws of the State of Delaware and has the requisite partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted. ARCO LP is a limited partnership duly formed and validly existing in good standing under the laws of the State of Delaware and has the requisite partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted. LRLP is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party (other than LCW) is qualified, licensed or registered to do business in, and is in good standing in, every jurisdiction where such qualification, licensing and registration is required.

          2. Each Loan Party has (and in the case of LCW, had) the requisite corporate, limited liability company or partnership power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company or limited partnership proceedings of that Loan Party.

          3. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party do not (a) contravene its certificate of incorporation, by-laws, regulations or limited partnership agreement, as the case may be, as amended to date, (b) except as qualified below, constitute a default under any agreement or instrument governing Material Debt of any Loan Party, (c) breach or otherwise violate any other material agreement of any Loan Party or any judgment, order or decree of any governmental authority known to me that is binding on any Loan Party or any of its assets or (d) except for the Amended Collateral Documents, the Senior Secured Note Indentures, the ARCO Chemical

Indenture (as defined in the Amended Collateral Documents) and the PBGC Settlement Agreement, result in the creation or imposition of any Lien on any material properties or assets of any Loan Party. My opinion in clause (c) with respect to the ARCO Chemical Indenture is not free from doubt. The ARCO Chemical Indenture does not define the phrase "equally and ratably" contained in Section
5.03 thereof, and I am not aware of any case in which a court has considered whether arrangements of the sort provided for in the Amended Collateral Documents conflict with a covenant such as Section 5.03. Consequently, a court considering those arrangements might reach a conclusion different from mine.

          4. To my knowledge, there are no actions, suits or proceedings by or before any court or arbitrator or any governmental body, agency or official that are pending or threatened against or affecting any Loan Party or the respective businesses, assets or rights of any Loan Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          This opinion is limited to applicable Texas law, federal law, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, each as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. I undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in law or future events affecting any of the transactions contemplated by any Loan Document. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Credit Agreement to be consummated on this date. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor is it to be filed with any governmental agency or delivered to any other person without my prior written consent. This opinion may not be used for any other purpose or relied on by any other Person without, in each instance, my prior written consent.

                                                    Very truly yours,


                                                    Gerald A. O'Brien
                                                    Deputy General Counsel

                                                                       EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of _________, 20__ among [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of June 27, 2002 among LYONDELL CHEMICAL COMPANY (the "Borrower"), the Assignor and the other Lenders party thereto, JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent"), BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents (the "Syndication Agents"), and SOCIETE GENERALE and UBS WARBURG LLC., as Co-Documentation Agents (together with the Administrative Agent and the Syndication Agents, the "Agents") (as amended from time to time, the "Credit Agreement");

     [WHEREAS, Term Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment to make Revolving Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $____________;]

     [WHEREAS, Revolving Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

     [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof;]

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Swing Loan Commitment to make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $____________;]

     [WHEREAS, Swing Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;] and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [all] [a portion] of its [Term Loans] [[Revolving] [Swing Loan] Commitment] thereunder in an amount equal to $__________ (the "Assigned Amount"), [together with a corresponding portion of each of its outstanding [Revolving Loans, Letter of Credit Liabilities and participations in Swing Loans] [Swing Loans]], and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Term Loans] [Revolving Loans, Letter of Credit Liabilities and participations in Swing Loans] [Swing Loans] of the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Borrower[, the Issuing Banks, the Swing Loan Lender] and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof and the satisfaction of all other applicable conditions referred to in Section 9.06(c) of the Credit Agreement (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a [Term Loan] [[Revolving] [Swing Loan] Commitment] in an amount equal to the Assigned Amount [and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding [Revolving Loans, Letter of Credit Liabilities and participations in Swing Loans] [and Swing Loans]] [and (ii) the [Revolving] [Swing Loan] Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount,] and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     Section 4. [ Consent Of The Borrower[, the Issuing Banks, the Swing Loan Lender] and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower[, the Issuing Banks, the Swing Loan Lender] and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement.]

     Section 5. [Note. Pursuant to Section 9.06(c) of the Credit Agreement, the Borrower has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     Section 6. No Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement or any Note or any other Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                  [NAME OF ASSIGNOR]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:


                                  [NAME OF ASSIGNEE]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:

     [The undersigned consent to the foregoing assignment.

                                  [LYONDELL CHEMICAL COMPANY]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:


                                  [JPMORGAN CHASE BANK, as Administrative Agent]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:


                                  [NAME OF EACH ISSUING BANK]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:


                                  [NAME OF SWING LOAN LENDER]


                                  By:
                                      -----------------------------------------
                                       Name:
                                       Title:]

                                                                       EXHIBIT E

                              DESIGNATION AGREEMENT


                      dated as of ________________, 20____


     Reference is made to the Amended and Restated Credit Agreement dated as of June 27, 2002 (as amended from time to time, the "Credit Agreement") among Lyondell Chemical Company, a Delaware corporation (the "Borrower"), the Lenders party thereto (the "Lenders"), JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, and Societe Generale and UBS Warburg LLC, as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________ (the "Designator") and ________________ (the "Designee")
agree as follows:

      5. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

      6. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or any other Obligor or the performance or observance by the Borrower or any other Obligor of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

      7. The Designee confirms that it is an Eligible Designee, appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and the other Loan Documents and to deliver and receive all communications and notices under the Credit Agreement and the other Loan Documents, if any, that the Designee is obligated to deliver or has the right to receive thereunder, and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement and the other Loan Documents, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement or any other Loan Document, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement or any other Loan Document, all subject to Section of the Credit Agreement.

      8. The Designee confirms that it has received a copy of the Credit Agreement and each other Loan Document, together with copies of the most

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

recent financial statements referred to in Article or delivered pursuant to Article of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement, agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement or any other Loan Document.

      9. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

     10. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section of the Credit Agreement and the rights of a Lender related thereto and the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

     11. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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

     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date/1/:______ , 20___

                                  [NAME OF DESIGNATOR]


                                  By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                  [NAME OF DESIGNEE]


                                  By:
                                       ----------------------------------------
                                        Name:
                                        Title:


The undersigned consent to the foregoing designation.

                                  LYONDELL CHEMICAL COMPANY


                                  By:
                                       ----------------------------------------
                                        Name:
                                        Title:

----------
     /1/ This date should be no earlier than the date of the Agent's consent hereto.

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